UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-12

HARRIS INTERACTIVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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161 Sixth Avenue
New York, New York 10013

September 14, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held on Tuesday, October 27, 2009, at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time).

At the Annual Meeting you will be asked to elect two directors to our Board of Directors, ratify the selection of our independent registered public accounting firm and approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under that plan by 1,000,000 shares.

On the following pages, you will find the formal Notice of Annual Meeting and our Proxy Statement. Included with our Proxy Statement is a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2009. We encourage you to read the Proxy Statement as well as our Form 10-K. These documents will provide you with information about our management, operations, markets and services, as well as our audited financial statements.

Whether or not you plan to attend the Annual Meeting, please register your vote as soon as possible to ensure that your shares of Harris Interactive common stock will be represented at the Annual Meeting. We encourage you to take advantage of the option to vote by telephone or the Internet. If you prefer, you may complete, sign, date and return the accompanying proxy card in the enclosed postage paid envelope.

We hope that many of you will be able to attend the Annual Meeting in person. We look forward to seeing you there.

Sincerely,

Kimberly Till
President and Chief Executive Officer

George Bell
Chairman

161 Sixth Avenue
New York, New York 10013

Notice of Annual Meeting of Stockholders to Be Held October 27, 2009

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time), for the following purposes:

1. To elect two (2) Class I directors to the Board of Directors to hold office for a three year term;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010;

3. To approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance under that plan by 1,000,000 shares; and

4. To act upon such other business as may properly come before the meeting or any adjournment thereof.

A copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2009 is enclosed with this Notice of Annual Meeting and attached Proxy Statement. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting during ordinary business hours at our offices at 161 Sixth Avenue, New York, New York 10013. The list also will be available at the Annual Meeting.

By Order of the Board of Directors,

Marc H. Levin
Senior Vice President, General Counsel,
and Corporate Secretary

September 14, 2009
New York, New York

IMPORTANT: To assure that your shares are represented at the Annual Meeting, you must complete your proxy as soon as possible. You may vote your shares by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the enclosed instruction form. If you prefer, you may fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Stockholders should read the entire Proxy Statement carefully prior to returning their proxies.

i

161 Sixth Avenue
New York, New York 10013

PROXY STATEMENT
September 14, 2009

FOR ANNUAL MEETING OF STOCKHOLDERS OF HARRIS INTERACTIVE INC.
To Be Held October 27, 2009

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Harris Interactive Inc. (“Harris Interactive,” the “Company,” “we” or “us”) for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 27, 2009, at 5:30 p.m. (local time) or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York. The date of this Proxy Statement is September 14, 2009. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders is September 21, 2009.

GENERAL INFORMATION

Record Date; Voting Securities

Only stockholders of record at the close of business on September 1, 2009 are entitled to vote their shares of Harris Interactive common stock at the Annual Meeting and any adjournment thereof. As of September 1, 2009, there were 53,950,118 shares of Harris Interactive common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each share of common stock held. Stockholders may vote in person or by proxy.

Voting Your Proxy

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you intend to attend the Annual Meeting in person. You may grant a proxy to vote your shares via the Internet, telephone, or mail as more fully described below:

•	By the Internet: Go to www.proxyvote.com as described in the instructions accompanying this Proxy Statement. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your card, and return it in the envelope provided to Broadridge Financial Solutions, c/o Harris Interactive Inc., 51 Mercedes Way, Edgewood, NY 11717.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board FOR:

•	all nominees for director;

•	ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2010; and

•	an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares of Harris Interactive common stock reserved for issuance under that plan by 1,000,000 shares.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted by the proxy holders in accordance with the recommendation of the Board, or, in the absence of any such recommendation, in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to Harris Interactive Inc., Attention: Corporate Secretary, 161 Sixth Avenue, New York, New York 10013;

•	submitting a later dated proxy by mail, telephone, or the Internet; or

•	voting in person at the Annual Meeting.

Quorum

A majority of the shares of Harris Interactive common stock entitled to vote must be present either in person or by proxy at the Annual Meeting before any business may be conducted.

Tabulation of Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be included in the number of shares present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions also will be counted as shares “present” and “entitled to vote”. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote the shares because the proposal is non-routine. Broker non-votes are not counted as shares “entitled to vote” with respect to proposals over which they do not have discretionary authority. Therefore, while broker non-votes are considered “present” for purposes of determining whether there is a quorum, they are not considered “present” for purposes of determining the majority of shares at the meeting and entitled to vote on a particular action.

Shares Held in Street Name

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, then your broker or nominee will be entitled to vote your shares in its discretion as to the election of directors (Proposal 1) and ratification of the selection of our independent registered public accounting firm (Proposal 2), but not the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance under that plan (Proposal 3).

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares.

Electronic Delivery

We can reduce our expenses if you elect to receive your annual reports and proxy materials via the Internet. If you request, you can receive email notifications when these documents are available electronically on the Internet. You may sign up for this service at www.proxyvote.com.

Copies of our Annual Report on Form 10-K and our proxy materials can be accessed via the Internet at https://materials.proxyvote.com/414549.

Householding

Unless we have received contrary instructions, we send a single copy of the annual report, proxy statement, notice of annual or special meeting or notice of Internet availability of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps us reduce our expense. The Company will deliver promptly, upon written or oral request, a separate copy of the annual report and proxy statement or notice of Internet availability of proxy materials to any stockholder sharing an address to which a single copy of the documents was delivered. You may request such separate copies, or request that separate copies of the annual report, proxy statement, or notice of Internet availability of proxy materials be delivered in the future, by (i) sending written notice to: Harris Interactive Inc., Attention: Corporate Secretary, 161 Sixth Avenue, New York, New York 10013; telephone (212) 539-9600, (ii) sending written notice to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, or (iii) calling (800) 542-1061. Stockholders sharing an address can request delivery of a single copy of the annual report, proxy statement, or notice of Internet availability of proxy materials if they are receiving multiple copies by notice to the same address or calling the same telephone number.

Solicitation of Proxies

Harris Interactive will bear all costs of this proxy solicitation. In addition to soliciting stockholders by mail and through its regular employees, Harris Interactive will request banks and brokers, other custodians, nominees and fiduciaries to solicit their customers who have shares of Harris Interactive common stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. Harris Interactive may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

STOCK OWNERSHIP AND REPORTING

Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 4, 2009 by each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock. This table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our principal stockholders.

	Amount and
	Nature of	Percent of Common
	Beneficial	Stock Beneficially
Name and Address	Ownership(1)	Owned(1)

Vincent Bolloré	8,036,025	14.9%
Through Financière de Sainte-Marine 31/32 quai de Dion Bouton 92800 Puteaux, France
Steven L. Fingerhood(2)	5,163,107	9.6%
ZF Ventures L.L.C. ZF Partners, L.P. ZF Special Opportunities Fund, LLC SLF Partners, LLC One Ferry Building, Suite 255 San Francisco, CA 94111
Dimensional Fund Advisors LP	3,830,596	7.1%
1299 Ocean Avenue Santa Monica, CA 90401
Mill Road Capital, L.P.	3,428,861	6.4%
Thomas E. Lynch Charles M.B. Goldman Scott P. Scharfman Mill Road Capital GP LLC Two Sound View Drive, Suite 300 Greenwich, CT 06830

(1)	The percentage of shares beneficially owned is based on 53,950,118 shares of Harris Interactive common stock outstanding as of September 4, 2009. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	See footnote 5 to the table below under “Stock Ownership and Reporting — Directors and Executive Officers.”

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 4, 2009 by (i) each director and director-nominee, (ii) the Chief Executive Officer, Chief Financial Officer, and each other executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated. This table is based on information provided to us or filed with the SEC by our directors, director-nominees and executive officers.

		Common Shares	Total	Percent of
	Number of	Issuable Upon	Common Shares	Common Stock
	Common	Exercise of	Beneficially	Beneficially
Name of Beneficial Owner	Shares	Options(1)	Owned(1)(2)	Owned(1)(3)

Ms. Kimberly Till(4)	—	225,000	225,000	*
Mr. Gregory T. Novak	55,804	13,855	69,659	*
Mr. Robert J. Cox	—	—	—	*
Ms. Deborah C. Rieger-Paganis	—	—	—	*
Mr. Ronald E. Salluzzo	31,960	—	31,960	*
Mr. Enzo J. Micali	—	—	—	*
Mr. Eric W. Narowski	47,981	26,010	73,991	*
Dr. George H. Terhanian	89,718	183,000	272,718	*
Mr. Dennis K. Bhame	5,960	1,625	7,585	*
Mr. David B. Vaden	83,246	3,250	86,496	*
Mr. George Bell(4)	55,784	42,000	97,784	*
Mr. David Brodsky(4)	223,129	30,000	253,129	*
Mr. Steven L. Fingerhood(4)(5)	5,163,107	—	5,163,107	9.6%
Mr. Stephen D. Harlan(4)	68,284	45,000	113,284	*
Mr. James R. Riedman(4)(6)	195,842	78,333	274,175	*
Mr. Howard L. Shecter(4)	158,784	40,000	198,784	*
Mr. Antoine G. Treuille(4)	48,284	30,000	78,284	*
All directors and current executive officers as a group (18 persons)(7)	6,221,923	716,448	6,938,371	12.9%

*	Less than 1%

(1)	Reflects common stock that may be purchased upon the exercise of stock options that were exercisable as of September 4, 2009 or that will become exercisable on or before November 3, 2009. Such shares are deemed to be outstanding and beneficially owned only for the purpose of computing the percentage ownership of the specific individual and not for the purpose of computing the percentage ownership of any other person.

(2)	No shares held by any of the persons shown are pledged as security.

(3)	The percentage of shares outstanding is based on 53,950,118 shares of Harris Interactive common stock outstanding as of September 4, 2009, except as noted in footnote (1) above. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(4)	Director.

(5)	Mr. Fingerhood has indirect beneficial ownership of the reported common stock by virtue of his position as the managing member of the general partner of certain private investment vehicles and, as such, the common stock may be deemed to be beneficially owned by Mr. Fingerhood. Mr. Fingerhood disclaims beneficial ownership of the common stock except to the extent of his pecuniary interest therein. Mr. Fingerhood has sole voting power and sole investment power over the reported common stock.

(6)	Includes 129,558 shares of common stock held by Riedman Corporation, of which Mr. Riedman is the former President and is currently a director and stockholder.

(7)	Includes executive officers of Harris Interactive who are not identified in the table above.

Equity Compensation Plan Table

The following table provides information as of June 30, 2009 with respect to shares of common stock that may be issued under the terms of the Company’s equity compensation plans, including the Company’s Long-Term Incentive Plan, adopted in 1999, as amended (the “1999 Incentive Plan”), the Company’s 2007 Long-Term Incentive Plan, adopted in 2007 (the “2007 Incentive Plan,” and together with the 1999 Incentive Plan, the “Incentive Plans”), the Company’s Employee Stock Purchase Plan, adopted in 1999, as amended (the “1999 ESPP”) and the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP,” and together with the 1999 ESPP, the “ESPPs”):

	Equity Compensation Plan Information
	Fiscal Year Ended June 30, 2009
			Number of Shares
			Remaining Available for
			Future Issuance Under
	Number of Shares to be	Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)(1)

Equity compensation plans approved by stockholders(2)(3)	3,695,445	$2.92	5,659,508
Equity compensation plans not approved by stockholders(4)(5)	150,000	$7.36	0

Total	3,845,445	$3.09	5,659,508

(1)	Not only options but also awards of stock and units for stock may be granted under the Incentive Plans, and any or all of the shares available under the Incentive Plans may be used for that purpose. Incentive stock options may no longer be granted under the 1999 Incentive Plan.

(2)	Excludes outstanding options for 11,772 shares at a weighted average price of $2.62 per share. These options were assumed in connection with the acquisition of Total Research Corporation. No additional awards can be granted under the plan pursuant to which these options were originally issued.

(3)	The options were issued at fair market value on the date of issuance. In general, with respect to employee stock options and director stock options granted before July 1, 2005, 25% of each respective grant is vested one year after the date of issuance, and 1/36th of the remainder of each grant is vested each month thereafter. In general, with respect to director stock options, 1/36th of each grant made after July 1, 2005 is vested each month after the date of issuance. Also included are 500,000 options granted to Kimberly Till, the Company’s President and Chief Executive Officer, which are subject to performance-based vesting requirements as more fully described below under “Compensation of Directors and Executive Officers — Grants of Plan-Based Awards”. All vesting of options ceases upon termination of an individual’s employment or service as a director. Options may vest under varying circumstances upon a change of control of the Company during the term of the holder’s employment or service as a director, as more particularly described below in “Compensation Discussion and Analysis — Implementing the Compensation Committee’s Objectives — Equity Incentive Compensation — Aligning Compensation with Stockholder Value.” The options are generally not transferable.

(4)	Except as described in footnote (5) all of the options have terms, including vesting and exercise provisions, generally consistent with options issued under the Incentive Plans.

(5)	Represents (a) 150,000 options issued in fiscal 2004 and fiscal 2005 to certain employees hired in connection with the acquisition of Novatris, S.A. The options granted to former employees of Novatris, S.A. during fiscal 2004 have an exercise price of $8.55. The options granted to former employees of Novatris, S.A. during fiscal 2005 have an exercise price of $4.98. The options granted in fiscal 2004 and 2005 were for a ten year term; provided, however, they must be exercised on or before the date of termination of employment of the respective holders. The options fully vest upon the holder’s death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004.

CORPORATE GOVERNANCE

Directors and Committee Membership

The current members of the Board and each of its standing committees are set forth in the following table. The standing committees include an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Nominating
and
	Audit	Compensation	Governance
Director	Committee	Committee	Committee	Independent(1)

George Bell(2)(5)			M	X
David Brodsky(3)	M	M	M	X
Steven L. Fingerhood(5)		M	M	X
Stephen D. Harlan(3)	C		M	X
James R. Riedman(3)	M	C	M	X
Howard L. Shecter(3)(4)(5)	M	M	C	X
Kimberly Till
Antoine G. Treuille(3)	M	M	M	X
Number of meetings held	9	9	3	6

“C”	Signifies committee chairman

“M”	Signifies committee member

“X”	Signifies an independent director as described in “Director Independence” below

(1)	See “Director Independence” below for applicable definitions

(2)	Board Chairman

(3)	The Board of Directors has determined that at each of the members of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K

(4)	Lead Director

(5)	Mr. Bell is not standing for re-election in 2009. Following the Annual Meeting, Mr. Shecter will replace Mr. Bell as Chairman, and Mr. Fingerhood will replace Mr. Shecter as Lead Director.

Director Independence

The Board has adopted Corporate Governance Guidelines (“Guidelines”) which are posted at the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The Guidelines require that independent directors constitute a substantial majority of the Board, and that all members of the Audit, Compensation, and Nominating and Governance Committees be independent. The Guidelines provide that a director is independent when the director is free from any relationship that would interfere with his or her exercise of independent business judgment, and who is “independent” under the standards for independence of the Nasdaq Stock Exchange and applicable law.

The Nominating and Governance Committee, based upon its review of responses to questionnaires inquiring about transactions, relationships and arrangements of directors and family members with the Company, recommended to the Board, and the Board determined, that seven of the eight directors currently serving are independent under the Guidelines and as defined under Nasdaq Rule 5605(a)(2).

Directors found to be independent are designated as such in the “Directors and Committee Membership” table above.

All members of the Audit, Compensation, and Nominating and Governance Committees are among the directors found by the Board to be independent. In addition, the requirements for independence contained in Nasdaq Rule 5605(c)(2) require that members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the SEC. The Board has determined that all members of the Audit Committee meet these criteria. The Board also has found that all members of the Compensation Committee fall within the “outside director” standard for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

Of the nominees for election at the 2009 Annual Meeting, Kimberly Till, the Company’s Chief Executive Officer, is not independent.

Board and Committee Meetings

The Board held a total of thirteen meetings during the fiscal year ended June 30, 2009, and took three actions by written consent. The independent directors, identified below, met separately in executive session in accordance with Nasdaq Rule 5605(b)(2) six times during fiscal 2009. The number of meetings held by each Committee is identified above in the table in “Directors and Committee Membership.” During the fiscal year ended June 30, 2009 each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which they were a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which they served (held during the periods that they respectively served).

Director Attendance at Annual Meetings

The Board of Directors has adopted a policy requiring directors to attend the annual meeting of stockholders absent compelling circumstances preventing such attendance. Six of eight directors standing for election or continuing, and then serving, attended the 2008 Annual Meeting.

Committees of the Board

Audit Committee

Membership

The current members of the Audit Committee are identified in the “Directors and Committee Membership” table above. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Scope and Authority

The Audit Committee of the Board of Directors (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit and recommends to the Board approval of their inclusion in the Company’s quarterly and annual reports, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, (g) monitors the processes established by management in order for management to assure corporate compliance with legal and regulatory requirements, and (h) monitors the processes established and maintained by management for measuring, managing, and monitoring areas of enterprise risk designated by the Board. This Committee also receives, reviews and takes action with respect to complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

Audit Committee Charter

The Audit Committee operates under a written charter adopted by the Board. A copy of the Company’s Audit Committee Charter is available in the “Investor Relations” — “Corporate Governance” — “Audit Committee Charter” section of the Company’s website located at www.harrisinteractive.com. In January 2009, the Audit Committee conducted a review of its compliance with the Audit Committee Charter and determined that it has operated in compliance with the Charter’s provisions.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements. The responsibility of the Audit Committee is to oversee financial and control matters, among its other duties as specified in the Audit Committee Charter. The Audit Committee is responsible for retention and approval of compensation of the independent registered public accounting firm, and pre-approval of the permitted non-audit services to be provided by such firm. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to Harris Interactive. The Audit Committee also reviews with management and the independent registered public accounting firm material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Conduct of Audit Committee Meetings

The Audit Committee met with representatives of PricewaterhouseCoopers, LLP (“PwC”), the Company’s independent registered public accounting firm, at all of its meetings during the fiscal year ended June 30, 2009. The Audit Committee’s agenda for each meeting was established by its chairperson and the Company’s Chief Financial Officer at the time. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, and received a summary of any complaints received through the Company’s anonymous complaint procedure with respect to internal accounting controls or auditing matters. The Audit Committee, from time to time, reviewed and discussed reports regarding internal audit matters, reviewed policies and procedures, including among others the Company’s Internal Disclosure Controls Procedures and the Policy and Procedures With Respect to Related Party Transactions. The Audit Committee also periodically held separate executive sessions with representatives of PwC, representatives of Ernst & Young, which provides internal audit services to the Company, the Company’s Chief Financial Officer and the Company’s principal outside corporate legal counsel. Executive sessions included candid discussions of financial management, accounting, internal controls, and legal and compliance issues. Additionally, the Audit Committee’s chairperson periodically held separate discussions with representatives of PwC and Ernst & Young, and the Company’s Chief Financial Officer and principal outside corporate legal counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports. The Audit Committee also considers related matters such as the quality and appropriateness, not just the acceptability, of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the basis for management’s conclusions in that report. Throughout fiscal 2009, the Audit Committee reviewed the results of management’s plan for documenting and testing controls, any deficiencies discovered and the resulting remediation of any such deficiencies.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PwC, the Audit Committee asked the independent registered public accounting firm to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had PwC itself prepared and been responsible for the financial statements?

•	Based on PwC’s experience and its knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•	Based on PwC’s experience and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

•	During the course of the fiscal year, has PwC received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee also has discussed with PwC that it is retained by the Audit Committee and that PwC must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions, its discussions with management and its review of applicable periodic reports and financial statements, the Audit Committee believes it has a reasonable basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Compensation Committee

Membership

The current members of the Compensation Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Compensation Committee (a) reviews and recommends compensation and benefits of the Chief Executive Officer for approval by the Nominating and Governance Committee, (b) reviews and approves compensation and benefits for all other executive officers of the Company, and (c) establishes and reviews general policies relating to compensation and benefits for the Company’s employees. The Compensation Committee also recommends, for approval by the Board of Directors, compensation of non-employee directors. The Compensation Committee reviews and approves the incentive cash bonus plans of the Company. In addition, the Compensation Committee administers the Incentive Plans.

Charter

The Compensation Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance” — “Compensation Committee Charter” section of the Company’s website located at www.harrisinteractive.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2009 (identified in the “Directors and Committee Membership” table above) is or has been an officer or employee of Harris Interactive or any of its subsidiaries. No interlocking relationship, as described in SEC Regulation S-K Item 407(e)(4), existed during the last completed fiscal year between the Company’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

Procedures for Determination of Compensation

The Compensation Committee oversees the design, development and implementation of the compensation for the Company’s non-employee directors, Chief Executive Officer, and other executive officers.

For directors, from time to time, the Company’s Human Resources department gathers data regarding peer group compensation. The most recent peer group comparison was done in fiscal 2007 for a peer group consisting of Arbitron, Inc., Digitas, Forrester Research, Inc., Greenfield Online, Inc., National Research Corporation, Net Ratings, Inc., and Opinion Research Corporation. The Compensation Committee reviews the peer group data, information from other sources such as the annual director compensation survey published by the National Association of Corporate Directors, the Company’s financial performance and the scope of activity of the Board and its respective committees and, based upon that review the Committee recommends cash and equity compensation for directors to the full Board for final approval.

The process used for determination of compensation for the Company’s executive officers, including the CEO, is described below in “Compensation Discussion and Analysis — Role of Compensation Committee and CEO; Procedures for Determination of Compensation.”

Role of Compensation Consultants

The role of consultants in the determination of compensation is discussed below in “Compensation Discussion and Analysis — Role of Compensation Consultants.”

Nominating and Governance Committee

Membership

The current members of the Nominating and Governance Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Nominating and Governance Committee (a) makes recommendations to the Board of Directors regarding the overall structure, size and composition of the Board, (b) selects director nominees for approval at the annual meeting of the Company’s stockholders, (c) makes recommendations to the Board of Directors regarding committees of the Board and membership on those committees, (d) oversees matters related to succession planning for the office of the Chief Executive Officer, (e) approves goals and objectives as well as compensation of the Chief Executive Officer, and (f) oversees matters related to the governance of the Company.

Charter

The Nominating and Governance Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance” — “Nominating and Governance Committee Charter” section of the Company’s website located at www.harrisinteractive.com.

Director Nomination Process

The Nominating and Governance Committee believes that any nominee recommended by the Committee for a position on the Company’s Board of Directors must have personal character and integrity, must have sound judgment, must be willing to commit the time required for Board service, must have a commitment to representing the interests of all of the Company’s stockholders, must have experience relevant to the Company in one or more fields and must be proficient in knowledge of corporate governance. In considering candidates for the Board of Directors, the Nominating and Governance Committee requires that independent directors, as defined under Nasdaq Rule 5605(a)(2), comprise a substantial majority of the Board. The Committee also requires that at least three of such independent directors must qualify as independent under SEC Rule 10A-3(b)(1) and also satisfy the financial literacy requirements for Audit Committee membership, and that at least one such member of the Audit Committee be a “financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Nominating and Governance Committee further believes that one or more, but not necessarily all, of the members of the Board of Directors should have:

•	experience with compensation, executive development, and executive recruitment matters,

•	market research industry expertise,

•	experience with mergers and acquisitions,

•	experience with strategic and operations planning,

•	experience with public company operations,

•	experience as a senior executive,

•	expertise related to global markets,

•	knowledge of crisis management, and

•	experience with investor and media relations.

Procedures used by the Nominating and Governance Committee in identifying and evaluating candidates for election to the Company’s Board of Directors are posted in the “Investor Relations” — “Corporate Governance” — “Nominating and Governance Committee Nominating Procedures” section of the Company’s website located at www.harrisinteractive.com. The Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Committee’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, who the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will:

•	consider whether the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee, including, among others, compliance with the Company’s Code of

Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors,

•	assess the performance of the director including, among others, attendance at Board and committee meetings, attendance at the annual meeting of stockholders and participation in director education, during the preceding term, and

•	determine whether any special, countervailing considerations exist against re-nomination of the director.

The Committee will, absent special circumstances, propose the incumbent director for re-election if the incumbent consents to re-nomination and the Committee determines that the incumbent continues to be qualified, has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or, if the directors decide to expand the size of the Board. The Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board and management of the Company. The Committee also may determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate,

•	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director, including, among others, the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors,

•	determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board,

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In addition, in its discretion, the Committee may designate one or more of its members to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board.

During fiscal 2009, the Company did not pay any fee to a third party to identify or evaluate or assist with the identification or evaluation of director nominees.

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee also may consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Nominees for Election at the Annual Meeting

The Nominating and Governance Committee has nominated and recommended David Brodsky and Kimberly Till for election to the Board by the stockholders at the Annual Meeting.

Candidates Recommended by Stockholders

Stockholders may recommend qualified director candidates for consideration by the Nominating and Governance Committee using procedures posted in the “Investor Relations” — “Corporate Governance” — “Submissions by Security Holders of Nominations for the Board of Directors” section of the Company’s website located at www.harrisinteractive.com. The procedures generally require that the recommendation be submitted in writing by mail, courier, or personal delivery, addressed to: Chairman of the Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Harris Interactive Inc., 161 Sixth Avenue, New York, New York 10013. The envelope should indicate that it contains a stockholder recommendation for director nomination. Submissions should be as required by the procedures and in general must include:

•	the stockholder’s name, address, telephone number, number of shares owned, length of period held, proof of ownership, and statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the next annual meeting of stockholders,

•	name, age and address of the candidate,

•	a detailed resume describing, among other things, the candidate’s educational background, occupation, five years business experience and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.),

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming them) pursuant to which the nomination is being made by the stockholder,

•	information regarding the nominee’s ownership of securities of the Company, certain types of legal proceedings, and business relationships and transactions between the nominee and the Company,

•	all other information regarding the candidate that would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC, and

•	the candidate’s written consent: (i) to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) to comply with all policies applicable to directors of the Company including, among others, the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors.

Nominating recommendations for an annual meeting of stockholders must be received by the Company at least 90 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration using the Nominating and Governance Committee Nominating Procedures described above.

In addition to recommending candidates to the Nominating and Governance Committee, a stockholder may directly nominate a director by giving written notice in proper written form to the Corporate Secretary pursuant to the Bylaws of the Company which are posted in the “Investor Relations” — “Corporate

Governance” — “Bylaws” section of the Company’s website located at www.harrisinteractive.com. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the person, and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act, as amended (the “Securities Exchange Act”) and the rules and regulations promulgated thereunder.

In addition, the notice must set forth as to the stockholder giving the notice:

•	the name and record address of such stockholder,

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by such stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

The Company’s policy is to facilitate communications between stockholders and other interested parties and the Board of Directors. Stockholders wishing to communicate with the Company’s Board of Directors should follow the detailed procedures posted in the “Investor Relations” — “Corporate Governance” — “Procedure for Stockholder Communications with the Board of Directors” section of the Company’s website located at www.harrisinteractive.com. The procedures, as detailed on the website, provide for communications to be in writing and mailed to Board of Directors, Harris Interactive Inc., c/o Corporate Secretary, 161 Sixth Avenue, New York, New York 10013. The Board of Directors has adopted a separate procedure for communications regarding accounting, auditing, and financial reporting matters, which may be found in the “Investor Relations” — “Corporate Governance” — “Report an Issue” section of the Company’s website located at www.harrisinteractive.com.

Governance Guidelines

In September 2006, the Board adopted Governance Guidelines for the Company. A copy of such Guidelines may be found in the “Investor Relations” — “Corporate Governance” — “Corporate Governance Guidelines” section of the Company’s website located at www.harrisinteractive.com. The Guidelines generally describe the respective roles and responsibilities of the Board of Directors and management and the expectations of individual directors. The Guidelines, among other matters,

•	require a substantial majority of the Board to be independent,

•	continue the Company’s current practice of having both a Chairman of the Board of Directors and a Lead Director, both of whom are independent,

•	require a member of management to resign from the Board upon termination of employment unless otherwise determined by the Nominating and Governance Committee,

•	require a non-employee director whose employment status, position, or business or professional association changes to notify the Nominating and Governance Committee, which will consider that factor at the time it considers whether to re-nominate the director,

•	establish a general policy that directors should limit their service on boards of publicly traded companies to no more than five (including the Company’s Board), and should limit their service on audit committees of such companies to no more than three (including the Company’s Audit Committee), and requires the Nominating and Governance Committee to take any exceptions into account at the time it considers whether to re-nominate the director,

•	create an expectation that each director will attend at least one director education program each year,

•	establish guidelines for Board operations,

•	require that a meaningful portion of non-employee director compensation will be provided in, or based upon, the Company’s stock in order to align interests of directors with those of the stockholders,

•	require directors to hold at least 25,000 shares of the Company’s common stock, of which at least 10,000 should be purchased either directly or through exercise of options, subject to a phase-in process, and

•	require directors to attend the annual meeting of stockholders absent compelling circumstances preventing such attendance.

In addition, the Guidelines establish a majority vote standard for directors, as described below.

Majority Vote Policy

The Board of Directors has adopted the following policy providing for resignation of a director upon receipt of a greater number of “Withhold” votes than “For” votes in an election of directors.

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Nominating and Governance Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the

Board of Directors will publicly disclose, by a filing with the SEC, its decision regarding the tendered resignation and the rationale behind it.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.

If one or more director resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.

If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act. The information contained in this Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2009, included in the Company’s Annual Report on Form 10-K, with the Company’s management,

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T, and

•	received from PwC the written disclosures and the letter required by the Public Company Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence” regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with PwC its independence, and concluded that PwC is independent from the Company and its management.

Based upon its review and discussion with management and PwC, the Company’s independent registered public accountants, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

Submitted by the Audit Committee of the Board:

Mr. Stephen D. Harlan (Chairman)
Mr. David Brodsky
Mr. James R. Riedman
Mr. Howard L. Shecter
Mr. Antoine G. Treuille

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act. The information contained in this Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

The Compensation Committee:

•	has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management, and

•	based upon such review and discussion, recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

Mr. James R. Riedman (Chairman)
Mr. David Brodsky
Mr. Steven L. Fingerhood
Mr. Howard L. Shecter
Mr. Antoine G. Treuille

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Under the direction of the Compensation Committee, the Company has designed a compensation program for its NEOs (defined below in “Compensation of Directors and Executive Officers”) intended to balance the need to provide competitive compensation with accountability for performance. The program provides:

•	cash base compensation and contractual protections competitive within the industry, designed to enable the Company to recruit and retain highly qualified individuals,

•	cash bonus incentives that directly link pay to performance, designed to motivate executives to deliver superior results, and

•	long-term equity incentives designed to align the interests of Company executives with those of Harris Interactive’s stockholders in achieving long-term growth.

The Company’s compensation programs are designed to deliver competitive total compensation and provide flexibility to reward performance and to adjust for evolving business conditions. In particular in fiscal 2009, in connection with the recruitment of replacements for most of the executive officers of the Company, the Compensation Committee approved compensation on a more individualized basis than in prior years in order to meet market conditions for attracting preferred candidates. Generally, however, the Compensation Committee does not react to short-term changes in business performance in determining the mix of compensation elements. The Committee does not rely on the formulaic achievement of financial goals in awarding compensation except in certain portions of the Company’s Corporate and Business Unit cash bonus plans, and in certain awards of performance-based equity incentives.

Consistent with the Committee’s focus on encouraging collaboration at all levels of the Company, the types of compensation and benefits provided to the NEOs are similar in most respects to those provided to the Company’s other executives. The Compensation Committee avoids providing significant perquisites to NEOs, and has provided only limited severance and change in control protection.

Implementing the Compensation Committee’s Objectives

Overall Competitive Compensation Package

The Company’s compensation programs are designed to provide a competitive, guaranteed base salary, bonuses that reward both strong Company financial and individual performance, and equity incentives that are aligned with the long-term performance of the Company’s stock. In fiscal 2009, unlike the immediately prior years, competitive compensation was primarily driven by the need to meet market conditions in the recruitment of new executives to the management team. In future years, the Compensation Committee may once again more closely reference peer group benchmarks or other sources of competitive data.

Individual factors affecting overall compensation for the Company’s NEOs include:

•	level of responsibility and experience,

•	achievement of established individual goals,

•	leadership qualities,

•	operational performance, and

•	fostering the importance of high standards of ethical and legal compliance throughout the Company.

Mix of Types of Compensation

The Compensation Committee strives to achieve an appropriate mix between types of compensation in order to meet the Company’s objectives. Any apportionment goal is not applied rigidly and does not control compensation decisions. Rather, the Compensation Committee assesses an executive’s total compensation opportunities and whether the Company has provided the appropriate mix of incentives to remain competitive, take into account recent results, and motivate long-term performance. The Committee therefore balances compensation elements that provide a competitive base with those that provide pay for Company financial and individual performance and those that are aligned with long-term performance of the Company’s stock. The Compensation Committee may periodically engage outside professional firms to assist in benchmarking compensation and will periodically assess this decision based on need and the Company’s financial situation. Additionally, although the Compensation Committee may consider peer group compensation levels as a reference point, its compensation decisions are based on the totality of all relevant facts and circumstances to be competitive in the marketplace, rather than a rigid, formulaic approach. In fiscal 2009, the Compensation Committee did not engage the services of a compensation consultant or benchmark peer group comparison.

The Compensation Committee applies a different mix of base salary and cash bonus compensation to different executive officer positions, and it reviews the mix each year. Potential cash bonuses for its executive officers (excluding the Interim Head of Human Resources, who is a temporary employee) range from 100% of base salary for the Chief Executive Officer to 19.5% of base salary for the Senior Vice President, Global Controller. Also, the Compensation Committee has, when applicable, taken into account historic levels of compensation, retentive value, and targeted performance in establishing bonuses for officers of companies acquired by Harris Interactive who become executive officers of the Company.

Historically, the Compensation Committee’s practice with respect to equity incentives has been to target approximately 65% of grants made in any particular fiscal year for executive officers, with the aggregate of all grants in a particular fiscal year targeted to include a mix of approximately 60% non-qualified stock options and 40% shares of restricted common stock. In fiscal 2009, the Compensation Committee made equity-based incentive grants only in connection with the recruitment of new members of the Company’s senior management team, except for an equity-based incentive grant to Dr. Terhanian made in connection with his increased responsibilities. Additionally, during fiscal 2009, the Compensation Committee determined that until the Company’s stock price returns to an appropriate level, all equity-based incentive grants will be in the form of non-qualified stock options. The Compensation Committee continues to review and consider the appropriate mix of equity grants among categories of recipients and types of equity grants.

Base Salary — Remaining Competitive

Base salary is part of each executive’s compensation package because the Compensation Committee believes that the Company must guarantee a fixed portion of cash compensation in order to remain competitive in recruiting and retaining executives.

Base salaries are established by taking into account the totality of all relevant facts and circumstances, including the level of responsibility and role of the individual NEO. Although the Compensation Committee takes account of the need to be competitive in the marketplace, the experience, talent, and responsibilities of individual executives are the primary determinant of individual salaries. Adjustments are made on a subjective basis taking into account the executive’s performance. The Compensation Committee reviews base salaries annually, and in the interim if an NEO’s position or responsibilities change. Salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further stated objectives.

Ms. Till and Messrs. Cox and Micali were hired by the Company during fiscal 2009. In determining base salaries for each, the Compensation Committee considered the level of responsibility of the positions for which they were being hired, their previous experience, and the need to offer base compensation which was competitive within the marketplace for their roles and responsibilities. In December 2008, Dr. Terhanian was appointed President, Global Solutions and was subsequently relocated to the United States from Europe, where he had worked and resided while serving as President of Harris Interactive Europe. During fiscal 2009, the Compensation Committee considered Dr. Terhanian’s new role and responsibilities, along with the fact that his base salary at the time gave consideration to foreign exchange rate differences, and increased his base salary from $299,000 to $300,000. Further, during fiscal 2009, the Compensation Committee reviewed the base salary of Mr. Narowski and increased it from $170,000 to $174,300 in order to provide an annual cost of living adjustment.

The responsibilities of Messrs. Novak, Salluzzo, Bhame and Vaden did not change for fiscal 2009 and in evaluations undertaken prior to their departures from the Company, the Compensation Committee determined that neither Company overall performance nor individual performance justified any base salary increase.

During her tenure as the Company’s interim Chief Financial Officer, Ms. Rieger-Paganis remained an employee of Alix Partners LLP (“Alix”) and was paid by Alix, as more fully described under “Transactions with Related Persons”.

Cash Bonus Plans — Linking Compensation to Performance

The Company’s cash bonus plans are designed to directly link individual executive officer’s, including NEO’s, pay to Company, individual and, in some cases, specific business unit performance. The cash bonus plans are structured with the intent that they be equitable to stockholders. For fiscal 2010, in establishing the amount available in the Company’s bonus pools, the Compensation Committee determined that the aggregate target bonus pools should not exceed the net income retained for the benefit of stockholders after payment of the bonuses.

Actual payouts under the cash bonus plans are determined through targeted levels of achievement of specified metrics and management objectives. The metrics are intended to be those most closely linked to Company performance objectives over which the Compensation Committee believes the plan participants have the most direct control.

NEO participation in the Company’s cash bonus plans in fiscal 2009 and 2010 is as follows:

	Corporate Bonus Plan			Business Unit Bonus Plan
Name	Fiscal 2009	Fiscal 2010		Fiscal 2009	Fiscal 2010

Kimberly Till	(1)	100	%(1)	—	—
Gregory T. Novak(2)	100%	—		—	—
Robert J. Cox	(3)	100%		—	—
Deborah Rieger-Paganis	—	—		—	—
Ronald E. Salluzzo(2)	100%	—		—	—
Enzo J. Micali	(3)	100%		—	—
Eric W. Narowski	100%	100%		—	—
George H. Terhanian	—	100%		100%	—
Dennis K. Bhame(2)	100%	—		—	—
David B. Vaden(2)	—	—		100%	—

(1)	For fiscal 2010 only, the Compensation Committee has not finalized Ms. Till’s bonus objectives, and may determine to apply more weight to achievement of specified management objectives than is generally applicable in the Corporate Bonus Plan. For fiscal 2009, 50% of Ms. Till’s bonus was contractually guaranteed and the remainder was based upon achievement of specified management objectives.

(2)	Employed in fiscal 2009 only.

(3)	Bonus was contractually guaranteed in fiscal 2009.

Under the Corporate Bonus Plan, a fixed dollar pool is established for each fiscal year, with actual payouts increasing or decreasing based upon achievement of pre-set financial metrics.

A pool of $990,000 was established for fiscal 2009. For NEOs participating in the Corporate Bonus Plan, the applicable metric in fiscal 2009 was Adjusted EBITDA. In order for a participant in the Corporate Bonus Plan to achieve his or her full personal target bonus, Adjusted EBITDA in fiscal 2009 would have to have been 128% greater than budget. Based upon better or worse performance, bonus payouts could increase or decrease. Absent any discretionary allocation, 66% of the targeted bonus pool would have been payable if performance was equal to budget. No bonus would have been payable if performance was less than 96% of budget in fiscal 2009. In December 2008, in light of extraordinary macro-economic market conditions, the Compensation Committee modified the Corporate Bonus Plan such that full personal target bonus would have been payable if performance was equal to budget, and amounts in excess of target were to be paid for achievement of Adjusted EBITDA above target levels. The modified plan also lowered the minimum threshold for bonus payments to 90% of budget.

In fiscal 2009, individual bonuses to NEOs under the Corporate Bonus Plan were determined based upon the Company financial metrics described above, except for those that were contractually guaranteed as noted above and additionally in the case of Ms. Till, gave consideration to the achievement of specified management objectives. In fiscal 2010, individual bonuses under the Corporate Bonus Plan will be based 70% on Company-wide financial metrics and 30% on individual management objectives that will be finalized in September 2009, provided that the Compensation Committee may modify such percentages as applicable to the Chief Executive Officer when it finalizes her bonus objectives. The Compensation Committee reserves the right to modify the payouts that would otherwise be applicable under the Corporate Bonus Plan for any reason, such as to include or exclude items in the pre-tax profit or Adjusted EBITDA calculation that were unexpected and that the Committee believes would cause the calculation, strictly applied, to be unfair to any NEO or to the Company. In fiscal 2009, the Committee exercised its discretion to modify payouts as described above.

Under the Business Unit Bonus Plan, individual metrics are established for each participant. The following percentages of the bonus for each NEO paid out of the Business Unit Bonus Plan for fiscal 2009 were based upon the following individual metrics:

Name	% — Metric(1)

David B. Vaden	25% — Company-wide Adjusted EBITDA(2)
65% — Budgeted operating income for North America operations(3)
10% — Evaluation of performance against individual management objectives(4)
George H. Terhanian	25% — Company-wide Adjusted EBITDA(2)
65% — Budgeted operating income for European operations(3)
10% — Evaluation of performance against individual management objectives(4)

(1)	Prior to his departure from the Company on February 6, 2009, Mr. Vaden’s bonus could have been increased by up to 15% or decreased by as much as 10% based upon actual client satisfaction scores in North America. Dr. Terhanian’s bonus could have been increased by up to 10% or decreased by as much 5% as based upon actual client satisfaction scores in Europe. Client satisfaction is measured on an ongoing basis by the Company. The Company requests each client to complete a satisfaction survey in connection with each completed project, ranking the client’s satisfaction on a scale of 1 to 10. Aggregate satisfaction scores are derived from surveys returned by clients. Both the percentage of clients who respond to satisfaction surveys as well as the actual satisfaction scores are considered in the client satisfaction modifier in the Company’s Business Unit Bonus Plan.

(2)	Same sliding scale as applicable to the Corporate Bonus Plan, including the modifications effected in December 2008.

(3)	Absent any discretionary allocation, 100% of targeted bonus was payable if performance was equal to budget. No bonus was payable if performance was less than 70% of budget. Between 70% and 100% performance, a sliding scale applied (for example, 40% payout at 70% of budgeted performance and 70% payout at 90% of budgeted performance). In December 2008, the Business Unit Bonus Plan for fiscal 2009 was modified such that with respect to both the 25% and 65% portions of the bonus, 100% payouts would have occurred upon achievement of budgeted operating profit instead of targeted profit, with a minimum threshold of 80% of budgeted operating profit for receipt of the respective portion of the bonus. Amounts in excess of target could have been paid for achievement of operating profit above target levels.

(4)	Individual management objectives involved a subjective evaluation of leadership competencies, including growth of the business, risk management, entrepreneurial initiative, accountability, leadership, global perspective, change management, customer focus, commitment to quality, embracing and leveraging technology, collaboration, organizational effectiveness, and integrity.

For fiscal 2009, the Corporate and Business Unit Bonus Plans initially had a one-time retention modifier. Each bonus-eligible individual who had a satisfactory performance record, and who remained actively employed on the date bonuses were to be paid in September 2009, was to receive 25% of target bonus whether or not the threshold metrics of the applicable Bonus Plan were achieved. In December 2008, the Compensation Committee elected to remove the retention modifier as part of the cost reduction actions taken by the Company.

Ms. Till is eligible to receive an annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with a target contractual bonus at least equal to her annual base salary. Ms. Till was contractually entitled to receive a minimum bonus of $207,123 for fiscal 2009 only. The Compensation Committee awarded Ms. Till an additional discretionary bonus for fiscal 2009 in the amount of $139,452, based upon the Committee’s assessment of her achievement of management objectives related to development of strategy, cost reduction, banking relationships, client relationships and development, organization structure, and technology. For fiscal 2010, the relative proportions of Ms. Till’s bonus to be based upon achievement of Corporate Bonus Plan financial metrics and individual management objectives, as well as those specific objectives, have not been finalized by the Compensation Committee.

Under the terms of his employment agreement with the Company, Mr. Cox is contractually eligible to receive a target annual bonus as part of the Corporate Bonus Plan of up to 50% of his annual base salary. In lieu of the normal calculation for fiscal 2009, Mr. Cox received a guaranteed bonus of $12,534. For succeeding fiscal years, his bonus will be calculated as provided by the Corporate Bonus Plan.

Under the terms of his employment agreement with the Company, Mr. Micali is eligible to receive a target annual bonus as part of the Corporate Bonus Plan of up to 40% of his annual base salary. In lieu of the normal calculation for the fiscal 2009, Mr. Micali received a guaranteed bonus of $30,065. For succeeding fiscal years, his bonus will be calculated as provided by the Corporate Bonus Plan.

The Compensation Committee establishes target bonus amounts, within contractual requirements related to minimum targets for certain NEOs, on a subjective basis after a review of recommendations made by management, the number of participants in the Company’s bonus plans, the aggregate of target bonuses under those plans as a percentage of overall Company expense, the relationship of potential bonus payments to the amount of earnings retained for the benefit of stockholders, the relative roles and responsibilities of the various officers covered by the bonus plans, the relative ability of the respective officers to impact overall Company performance, and the mix of other salary and equity incentive compensation for each covered individual. Targets are intended to reflect a meaningful percentage of total compensation. Target bonuses for each of the NEOs as compared to payouts for fiscal 2009 were as follows:

Name	Fiscal 2009 Target($)	Fiscal 2009 Payout($)

Kimberly Till(1)	$414,240	$346,575
Gregory T. Novak	$250,000	$0
Robert J. Cox(2)	$12,534	$12,534
Deborah Rieger-Paganis(3)	—	—
Ronald E. Salluzzo	$150,000	$0
Enzo J. Micali(2)	$30,065	$30,065
Eric W. Narowski	$30,000	$3,000
George H. Terhanian	$100,000	$0
Dennis K. Bhame	$60,000	$0
David B. Vaden	$150,000	$0

(1)	One-half of Ms. Till’s target bonus was contractually guaranteed and the remainder was dependent upon the achievement of individual management objectives.

(2)	As indicated above, under the terms of their respective employment agreements with the Company, for fiscal 2009, Messrs. Cox and Micali each received a contractually guaranteed bonus in lieu of a bonus calculated in accordance with the terms of the Corporate Bonus Plan.

(3)	Ms. Rieger-Paganis was not eligible to participate in the Company’s bonus plans during fiscal 2009.

Based upon Company and individual performance compared with the respective applicable bonus plan metrics for each respective NEO, Ms. Till and Mr. Narowski received a performance bonus and Ms. Till (for a portion of her bonus) and Messrs. Cox and Micali received contractually guaranteed bonuses in fiscal 2009. Bonuses awarded under the Company’s cash bonus plans, and the portion of Ms. Till’s fiscal 2009 bonus that was related to achievement of management objectives, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below, while contractually guaranteed bonuses paid to Ms. Till and Messrs. Cox and Micali for fiscal 2009 are reported in the “Bonus” column of the Summary Compensation Table.

Equity Incentive Compensation — Aligning Compensation with Stockholder Value

The Compensation Committee seeks to align the interests of the Company’s NEOs with those of its stockholders by providing a significant portion of total compensation in the form of equity grants, generally through the Incentive Plans. The Committee also uses equity awards as incentives for NEOs to continue employment with the Company over the longer term, and therefore such awards generally include four-year vesting schedules.

Historically, the Company’s equity grants were in the form of stock options, restricted stock grants, and in limited instances, grants of restricted stock units with terms similar to those applicable to restricted stock grants, under which executives recognize value commensurate with increases in long-term stockholder value. Restricted stock provides immediate value to the NEO, but places him or her at risk for actual losses in the event that stockholder value decreases. Both stock options and restricted stock link compensation to long-term performance. Both also have a retentive effect because they vest over a period of time. Since fiscal 2008, certain stock option and restricted stock awards granted to NEOs also were more closely linked to individual performance as well as stockholder value because vesting required not only continued service but also achievement of specific performance targets identified by the Compensation Committee at the time of the grant. During fiscal 2009, the Compensation Committee determined that until the Company’s stock price returns to an appropriate level, all equity grants will be in the form of non-qualified stock options.

The equity incentives provided to each individual are based upon industry competitive practices and judgments made by the Compensation Committee as to the individual’s relative position, responsibilities, and historical and expected contributions to the Company. The Committee also takes into account the individual’s existing stock ownership, previous stock-based grants, and whether previous grants have in-the-money value for retentive purposes. Primary weight is given to the individual’s relative rank and responsibilities. Initial grants designed to recruit an executive officer to join the Company have been based on negotiations with the officer, equity being forfeited by the officer from his or her former employer, and reference to the Company’s historical option grants to existing executive officers.

Historically, approximately 65% of grants have generally been targeted for executive officers, who the Committee believes have the greatest ability to impact overall performance of the Company, with the aggregate of all grants in a particular fiscal year targeted to include a mix of approximately 60% non-qualified stock options and 40% shares of restricted common stock. In fiscal 2009, the Compensation Committee awarded only non-qualified stock options because of the Committee’s judgment that Company stock prices were not reflective of the historic and intrinsic value of the Company, and because option awards proved to be an attractive recruitment tool in rebuilding the senior management team. The only option grants in fiscal 2009 not made in connection with rebuilding the senior management team were to Dr. Terhanian in connection with his increased responsibilities.

Under the Incentive Plans, stock options are granted at fair market value and generally vest over a four-year period. 25% become exercisable on the one-year anniversary of the grant date, with the remainder vesting ratably over the remaining 36 months.

The Compensation Committee awards restricted stock at the market price on the date of grant, typically with a four-year forfeiture schedule. Historically, forfeitures lapsed on the same schedule as the Committee uses for stock option vesting. Beginning with grants made during fiscal 2008, forfeitures of 25% of restricted stock awards lapse on each of the first four anniversaries following the award date.

Since fiscal 2008, the Compensation Committee has made certain performance-based stock option and restricted stock awards to certain NEOs, based upon the Committee’s belief that performance-based awards provide additional linkage between executive compensation and longer term growth of the Company. These awards may fully vest in less than four years and generally will include performance-based vesting requirements in addition to the continued service requirement.

Under the terms of the Incentive Plans and award agreements under them, as well as agreements related to awards granted outside of the Incentive Plans to new hires, all of the equity awards granted by the Company prior to fiscal 2009 vest immediately upon a change in control of the Company. Although the Compensation Committee believes that accelerated vesting upon a change in control provides an incentive to employees to remain with the Company and recognizes that the linkage between performance and stockholder value will not be the same after the change in control, in fiscal 2009 it changed its policy with respect to accelerated vesting of equity awards, as follows:

•	Generally, grants to the Chief Executive Officer and Chief Financial Officer become fully vested upon a change of control of the Company.

•	Generally, grants to senior management (other than the Chief Executive Officer and Chief Financial Officer) only become fully vested upon a change of control if the acquirer does not assume the awards or, upon assumption, if the executive is terminated without cause within one year of the change of control.

•	Generally, grants to all other employees only become fully vested upon a change of control if the acquirer does not assume the awards.

The Compensation Committee believes that these modifications to the circumstances under which accelerated vesting will occur upon a change of control better aligns the interests of the Company and its stockholders. The Compensation Committee will continue to review its policy regarding the circumstances under which vesting will occur upon a change of control.

During fiscal 2009, the Compensation Committee made equity-based incentive grants only in connection with the recruitment of new members of the management team, and to Dr. Terhanian. The Committee granted both time-based and performance-based stock options to Ms. Till and time-based stock options to Mr. Micali. The Compensation Committee granted time-based stock options to Dr. Terhanian to compensate him for his new role and responsibilities at the Company. The time-based stock options are subject to the standard four-year vesting schedule. Ms. Till’s performance-based stock options vest in three tranches, upon the achievement of certain financial targets specified in her stock option agreement, subject to forfeiture if Ms. Till’s employment with the Company is terminated under certain circumstances.

Other Compensation

Deferred Compensation Plans

The Company does not offer any deferred compensation plans to its executives other than the 401(k) Plan available to all employees, described below.

401(k) Plan

The Company maintains a 401(k) Plan for its employees, including executive officers, to encourage employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. The 401(k) Plan permits employees to make such deferrals in a tax efficient manner. The Company may, in its discretion, match employee deferrals. For fiscal 2009, the Company made matching contributions equal to 50% of the first 8% of compensation deferred by employees with a cap of $4,000 (subject to IRS limits and non-discrimination testing) through December 31, 2008. In January 2009, matching contributions were discontinued as part of the Company’s overall plan to control its costs. The Company may, in its discretion, elect to resume matching employee deferrals in the future.

Perquisites and Other Benefits

Incidental to their employment by, and the nature of their duties to, the Company, the NEOs receive some compensation in the forms of perquisites and personal benefits. For fiscal 2009, of the NEOs, Ms. Till, Mr. Novak, and Dr. Terhanian received total perquisites that exceeded $10,000. The most common forms of perquisites provided by Harris Interactive to its NEOs are additional life insurance and reimbursement of attorney’s fees in connection with negotiation of employment agreements, the cost of which is disclosed in the footnotes to the Summary Compensation Table below. The Committee believes that providing additional protection for the families of the Company’s NEOs alleviates personal concerns and focuses their attention on the business of the Company. The material perquisites and personal benefits received by Ms. Till, Dr. Terhanian and Mr. Novak in fiscal 2009 are described under “Employment Agreements with Named Executive Officers” below and the aggregate amount of all perquisites received by Dr. Terhanian during fiscal 2009 is included in the Summary Compensation Table below.

Post-Termination Compensation

The Company has entered into employment agreements with certain of its executives, including each of the NEOs other than Mr. Micali, who entered into a letter agreement with the Company, Mr. Narowski, who entered into a change in control agreement with the Company, and Ms. Rieger-Paganis, who during her tenure as interim Chief Financial Officer remained an employee of Alix and was paid by Alix. The employment agreements with the NEOs, Mr. Micali’s letter agreement and Mr. Narowski’s change in control agreement provide for certain severance payments, described below under “Potential Payments Upon Termination or Change in Control”, if the executive’s employment terminates without cause or, with respect to certain of the NEOs, for good reason, including such a termination in connection with a change in control of the Company. Certain of the employment agreements also provide for severance if an NEO’s employment agreement is not renewed by the Company at the end of each annual term. In addition, if there is a change in control, certain of the NEOs may be entitled to full acceleration of their equity based compensation while certain of the others are entitled to full acceleration of their equity based compensation, as described above under “Equity Incentive Compensation — Aligning Compensation with Stockholder Value.”

The Compensation Committee believes that these arrangements are important as a recruitment and retention device, as most of the companies with which Harris Interactive competes for executive talent have similar agreements in place for their executives. In addition, to the extent that these arrangements apply to a change in control of the Company, they help alleviate any concern NEOs might have regarding their own continued employment following any change in control, and also help incentivize the NEOs to remain with the Company to assist in any change in control transaction the Board determines is appropriate to pursue. The Committee balances protection of its executives upon a change in control with protection of the Company by making severance payments available only if the executive is actually terminated without cause or leaves for good reason after the change in control, and in the case of Ms. Till and Mr. Cox, or in contemplation of it (a so-called “double trigger” precondition).

The Company links severance benefits to agreements by the NEOs not to disclose the Company’s confidential information, not to engage in certain competitive activities, and not to solicit the Company’s employees and customers. An executive will forfeit the right to receive post-termination compensation if restrictive covenants in the employment agreements are breached. The Compensation Committee believes that these provisions provide important protection for the Company’s proprietary information and business.

The Compensation Committee also considers the cost and tax and accounting implications of post-termination payment arrangements. The Committee also provides excess parachute payment protection, described in “Tax and Accounting Considerations” below, to Ms. Till and Dr. Terhanian.

Role of Compensation Committee and CEO; Procedures for Determination of Compensation

The Compensation Committee has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. The Compensation Committee oversees the design, development and implementation of the compensation for the CEO and the other NEOs.

For the CEO, the Nominating and Governance Committee of the Board approves goals and objectives. The Board Chairman and the Compensation Committee conduct a thorough performance evaluation of the CEO in light of the established goals and objectives, including, among others, interviews with persons with whom the CEO has regular interaction. The Compensation Committee then recommends all forms of CEO compensation, taking into account the goals and objectives of the Company’s overall compensation program, to the Nominating and Governance Committee, which has final approval authority over the CEO’s compensation package as well as the target goals and objectives against which the CEO’s performance will be measured.

For other executive officers, the CEO and the Compensation Committee together assess performance and determine individual compensation, based on initial recommendations from the CEO and the Head of Human Resources. The executive officers do not play a role in determining their own compensation, other than discussing individual performance objectives with the CEO and Head of Human Resources. In all instances, the Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to executives and approving each executive’s compensation package.

From time to time, the CEO and the Head of Human Resources recommend equity awards to be made under the Incentive Plans. The Compensation Committee, which has exclusive authority to make such awards to the CEO and other executive officers, considers such recommendations together with other factors, in determining whether to make such awards.

Role of Compensation Consultants

Neither the Company nor the Compensation Committee has an on-going contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive officer or director compensation. The Compensation Committee does retain compensation consultants to assist it with specific issues from time to time. In fiscal 2008, the Compensation Committee used a compensation consultant to assist in evaluating equity incentive programs and compensation related to change in control circumstances. In fiscal 2009, the Compensation Committee did not retain a compensation consultant.

Equity Grant Practices

The Compensation Committee has established a policy regarding the dates for making grants of options, restricted stock, and restricted stock units under the Incentive Plans. Except in the case of awards made in connection with acquisitions or other extraordinary circumstances, awards are made only on the 15th calendar day of the month in which quarterly results are publicly announced or, if results are not announced by that time, seven days following their public release. These dates were established so that grants would be effective at a time when the Company expects the most current information regarding its performance to be available to the public. However, because the award dates are pre-determined, some awards may be made at a time when the Company is in possession of material non-public information. The exercise price of each stock option awarded and to be awarded under the Incentive Plans was and will be the closing price of the Company’s stock on the date of grant.

The Compensation Committee administers the Incentive Plans, taking into account recommendations from management. The Committee selects those individuals to whom equity-based awards should be granted and determines the amount and terms of those awards.

Stock Ownership Guidelines

During fiscal 2007, the Compensation Committee adopted guidelines for stock ownership for certain executive officers. Any person appointed to serve as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer must own Company stock with a value equal to base salary within five years after the date of appointment to the covered position. Shares held in the Company’s 401(k) Plan and the ESPPs, as well as vested and unvested non-performance-based restricted stock, count toward the requirement, but unexercised stock options and unvested performance-based restricted stock do not.

All non-employee directors are required by the Company’s Governance Guidelines to own shares as described above in “Corporate Governance — Governance Guidelines”. All non-employee directors standing for election in 2009 or continuing in office are in compliance with stock ownership requirements.

The Company’s policies prohibit all insiders, including NEOs, from hedging the risk associated with stock ownership without express consent of the Board of Directors, which has never been requested or granted.

Revised Board Commitment Regarding Equity-Based Grants to Employees

In October 2007, the Board committed to the Company’s stockholders to limit the number of shares granted via equity-based awards to employees to an average of 2.7% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2008, 2009 and 2010, applying the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 2.7% (the “2007 Commitment”). Each share of restricted stock granted is counted as the equivalent of two option shares for the purpose of calculating the total number of shares granted in a year under the 2007 Commitment.

Since October 2007, in order to help restore profitability to its business, the Company significantly restructured its senior management team and reduced its workforce by nearly 20%, resulting in substantial forfeitures from departing employees of equity-based grants. However, the 2007 Commitment does not take into consideration these forfeitures. Without accounting for the forfeitures, the number of shares granted via equity-based awards to employees as a percentage of total shares of common stock outstanding (“burn rate”) in fiscal years 2008 and 2009 calculated pursuant to the 2007 Commitment formula were 3.64% and 3.58%, respectively. Accounting for forfeitures, however, outstanding equity-based grants to employees during the same period decreased by approximately 2 million shares, or nearly 4% of the Company’s total shares of common stock outstanding.

Due to the lack of adequate flexibility under the 2007 Commitment to attract a new senior management team in fiscal 2009 through use, in part, of equity-based awards and the need to continue to align the interests of the Company’s employees with the interests of its stockholders, during 2009 management of the Company engaged in discussions with the RiskMetrics Group (“RiskMetrics”) regarding a potential modification to the 2007 Commitment. In considering whether to support a modification to the 2007 Commitment, RiskMetrics took into account its current annual burn rate criteria applicable to the Company, which would permit an annual burn rate of up to 6.15%. Based on discussions with the Company’s management as well as its annual burn rate criteria currently applicable to the Company, RiskMetrics proposed modifying the burn rate percentage, without crediting cancellations or forfeitures, to 4.98% (applied as an average over the measurement period) and the measurement period to fiscal years 2009, 2010 and 2011. The Board supported RiskMetrics’ proposed modifications and on July 1, 2009 in a Form 8-K filed with the SEC, the Board announced its commitment to the Company’s stockholders to limit the number of shares granted via equity-based awards to employees to an average of 4.98% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2009, 2010 and 2011, applying the following formula: (fiscal 2009% + fiscal 2010% + fiscal 2011%) ÷ 3 years ≤ 4.98% (the “Modified Commitment”). For the purpose of calculating the total number of shares granted in a year under the Modified Commitment, each share of restricted stock granted will continue to count as the equivalent of two option shares and as mentioned above, shares cancelled or forfeited will not be credited against the annual totals.

Although the Board believes that the Modified Commitment preserves the Company’s ability to make appropriate equity-based grants for purposes of attracting and retaining talented employees and aligning the interests of its employees with that of its stockholders, it neither plans nor believes it will be necessary to fully utilize the maximum granting capacity available under the Modified Commitment.

Tax and Accounting Considerations

Section 162(m) of the IRC generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2009, this provision has not limited the Company’s ability to deduct executive compensation. The Compensation Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation. The Incentive Plans have been designed, and are intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to the deduction limitation established by Section 162(m).

Section 409A of the IRC generally changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005, and imposed an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives, and additional taxes under Section 409A are generally not applicable to the compensation provided by the Company.

Sections 280G and 4999 of the IRC limit the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from the Company in connection with a change in control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Company’s NEOs. Two NEOs, Ms. Till and Dr. Terhanian, are entitled to reimbursement for excise taxes on excess parachute payments, and Dr. Terhanian’s reimbursement is limited to the amount of the initial calculation of the excise tax.

The Company expenses stock option and restricted stock grants under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, and has done so since adopting SFAS No. 123(R) on July 1, 2005. More information regarding the application of SFAS No. 123(R) by the Company may be found in Note 14 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers

Information in this section is provided for our Chief Executive Officer, Chief Financial Officer, the three other executive officers most highly compensated in fiscal 2009 serving as executive officers at the end of fiscal 2009, our former Chief Executive Officer and Chief Financial Officers, and two individuals, Messrs. Bhame and Vaden, who would have been among the three most highly compensated officers had they been serving at the end of the fiscal 2009, calculated using the methodology for determining “total compensation” provided by the SEC (collectively, the “NEOs”). Messrs. Novak, Salluzzo, Vaden and Bhame departed from the Company effective October 21, 2008, December 20, 2008, February 6, 2009, and March 16, 2009, respectively. Ms. Rieger-Paganis served as the Company’s interim Chief Financial Officer from December 20, 2008 through May 31, 2009.

The age and business experience of each of the NEOs, as well as information regarding the other executive officers of the Company, is set forth in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2009.

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of the NEOs for fiscal years 2007, 2008 and 2009:

							Non-Equity
							Incentive
					Stock	Option	Plan		All Other
		Salary			Awards	Awards	Compensation		Compensation
Name and Principal Position	Year	($)(1)(2)	Bonus($)		($)(3)	($)(4)	($)		($)(5)		Total($)

Kimberly Till	2007	—	—		—	—	—		—		—
President and Chief Executive	2008	—	—		—	—	—		—		—
Officer(9)	2009	390,000	207,123	(6)	—	91,651	139,452	(6)	35,506	(9)	863,732
Gregory T. Novak	2007	493,269	—		—	748,169	96,048		7,170		1,344,656
Former President and Chief	2008	500,000	—		8,719	634,107	0		11,446		1,154,272
Executive Officer	2009	224,094	—		—	88,377	0		1,216,114	(10)	1,528,585
Robert J. Cox	2007	—	—		—	—	—		—		—
Executive Vice President, Chief	2008	—	—		—	—	—		—		—
Financial Officer and Treasurer	2009	11,731	12,534	(6)	—	—	—		—		24,265
Deborah C. Rieger-Paganis	2007	—	—		—	—	—		—		—
Former Interim Chief Financial	2008	—	—		—	—	—		—		—
Officer and Treasurer	2009	—	—		—	—	—		658,325		658,325
Ronald E. Salluzzo	2007	332,308	—		—	354,200	57,629		6,656		750,793
Former Executive Vice President,	2008	335,000	—		4,359	368,690	0		10,564		718,613
Chief Financial Officer, Treasurer and Secretary	2009	170,127	—		—	180,470	0		338,968		689,565
Enzo J. Micali	2007	—	—		—	—	—		—		—
Global Executive Vice President,	2008	—	—		—	—	—		—		—
Technology and Operations	2009	61,269	30,065	(6)	—	1,431	—		—		92,765
Eric W. Narowski	2007	152,308	—		—	10,000	16,818		4,300		183,426
Senior Vice President, Global	2008	165,385	—		673	21,026	0		4,292		191,376
Controller and Principal Accounting Officer	2009	172,977	—		808	21,267	3,000		600		198,652
George H. Terhanian	2007	275,408	—		—	21,870	71,197		35,855	(8)	404,330
President, Global Solutions(7)	2008	298,119	—		—	34,750	32,523		42,560	(8)	407,952
	2009	299,522	—		—	37,620	0		33,096	(8)	370,238
Dennis K. Bhame	2007	203,123	—		—	23,553	23,052		4,000		253,728
Former Executive Vice President,	2008	205,010	—		6,285	33,140	0		4,000		248,435
Human Resources	2009	158,796	—		1,257	23,596	0		205,799		389,448
David B. Vaden	2007	306,731	—		65,091	353,204	94,924		6,038		825,988
Former President, North America	2008	350,000	—		189,560	597,062	0		5,103		1,141,725
and Global Operations	2009	237,340	—		110,577	305,368	0		354,261		1,007,546

(1)	Reflects base salary earned during fiscal years 2007, 2008 and 2009 and includes amounts deferred by the NEOs in accordance with the provisions of the Company’s 401(k) Plan.

(2)	The amounts shown reflect the salary amounts actually paid in fiscal 2007, 2008 and 2009, respectively. Because of the timing of adjustments to salaries, the NEOs were paid at a lower salary level for a portion of the applicable fiscal year than their respective base salaries at the end of such years, causing the amounts shown in the summary compensation table to differ from those described in connection with the NEOs’ employment agreements. The following salary adjustments were made with respect to the NEOs:

		Salary After
NEO	Adjustment Date	Adjustment Date($)

Gregory T. Novak	9/7/05	475,000
	10/12/06	500,000
Ronald E. Salluzzo	3/6/06	325,000
	9/25/06	335,000
Eric W. Narowski	10/1/07	170,000
	10/1/08	174,300
George H. Terhanian	10/12/05	255,000
	9/12/06	275,000
	7/1/07	299,000
	12/16/08	300,000
Dennis K. Bhame	10/11/06	205,010
David B. Vaden	2/20/06	300,000
	4/30/07	350,000

As discussed in footnote (7) below, the increases in the amount of Dr. Terhanian’s stated base salary prior to his relocation back to the United States as shown in the table above reflect exchange rate adjustments that had already occurred, rather than a real increase in base salary realized by him.

(3)	Reflects the dollar amount recognized in the applicable fiscal year in accordance with SFAS No. 123(R) for financial statement reporting purposes related to restricted stock, and therefore may include awards made in prior fiscal years for which forfeiture restrictions lapsed in that fiscal year. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. See the Grants of Plan Based Awards table below for information on awards of restricted stock granted in fiscal 2009. Forfeitures of stock awards and option awards during fiscal 2009 were as follows:

NEO	Stock Award Forfeitures	Option Award Forfeitures

Gregory T. Novak	150,000	1,278,000
Ronald E. Salluzzo	75,000	377,000
Dennis K. Bhame	5,250	126,000
David B. Vaden	71,000	815,125

(4)	Reflects the dollar amount recognized in the applicable fiscal year determined in accordance with SFAS No. 123(R) for financial statement reporting purposes related to stock options and therefore may include awards made in prior fiscal years that vested in that fiscal year. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. Amounts reflected above are based on the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the NEOs. See the Grants of Plan-Based Awards table below for information on options granted in fiscal 2009.

(5)	Includes the following 401(k) matching contributions and life insurance premiums (for coverage in addition to that provided to all Company employees) for the applicable fiscal year. “Other” also includes legal fees reimbursed in connection with review and modification of employment relationships and in the case of Messrs. Novak, Salluzzo, Bhame and Vaden, includes post-employment payment obligations, the terms of which are more fully described under “Employment Agreements with Named Executive Officers.” See also footnotes (7) and (8) related to Dr. Terhanian, footnote (9) related to Ms. Till, and footnote (10) related to Mr. Novak. In the case of Ms. Rieger-Paganis, “Other” includes fees paid to Alix under the agreement between the Company and Alix under which Ms. Rieger-Paganis served as the Company’s interim Chief Financial Officer.

			Life Insurance
		401(k) Match ($)	Premium ($)	Other ($)

Kimberly Till	2007	—	—	—
	2008	—	—	—
	2009	—	1,802	33,704
Gregory T. Novak	2007	4,000	1,382	1,788
	2008	4,000	1,049	6,397
	2009	—	358	1,215,756
Robert J. Cox	2007	—	—	—
	2008	—	—	—
	2009	—	—	—
Deborah C. Rieger-Paganis	2007	—	—	—
	2008	—	—	—
	2009	—	—	658,325
Ronald E. Salluzzo	2007	3,092	1,776	1,788
	2008	4,845	1,803	3,916
	2009	—	915	338,053
Enzo J. Micali	2007	—	—	—
	2008	—	—	—
	2009	—	—	—
Eric W. Narowski	2007	4,300	—	—
	2008	4,292	—	—
	2009	600	—	—
George H. Terhanian	2007	4,000	—	31,855
	2008	3,220	—	39,340
	2009	4,000	—	29,096
Dennis K. Bhame	2007	4,000	—	—
	2008	4,000	—	—
	2009	—	—	205,799
David B. Vaden	2007	4,000	250	1,788
	2008	4,000	240	863
	2009	—	222	354,039

(6)	Annual bonus or non-equity incentive compensation amount was pro rated for the portion of the fiscal year during which the NEO was actually employed.

(7)	Through February 2009, Dr. Terhanian, at the Company’s request, worked and resided in the United Kingdom. Prior to December 16, 2008, his employment arrangements provided for adjustments in the US Dollar amount of his salary based upon changes in the exchange rate between the US Dollar and the British Pound intended to keep the salary benefit to him approximately exchange rate neutral. Dr. Terhanian’s base salary, as reflected in his employment agreement, was denominated in US Dollars but prior to December 16, 2008, was subject to adjustment if cumulative changes in the exchange rate between the US Dollar and the British pound were 5% or greater since the date of the most recent exchange adjustment. Dr. Terhanian’s employment agreement was amended in December 2008 to eliminate the exchange rate adjustment.

(8)	Includes $26,880, $28,840, and $14,616 for fiscal 2007, 2008 and 2009, respectively, which represents actual cost of the annual apartment allowance provided to Dr. Terhanian during those periods. It also includes $10,500 and $5,075 related to income tax preparation and filing assistance during fiscal 2008 and 2009, respectively, as a result of his assignment in the United Kingdom.

(9)	Includes $33,704 for fiscal 2009, which represents legal fees reimbursed in connection with negotiation of Ms. Till’s employment agreement.

(10)	Includes $1,788, $6,397, and $15,756 for fiscal 2007, 2008 and 2009 respectively, which represents legal fees reimbursed in connection with review and modification of Mr. Novak’s employment agreement.

The Company has entered into employment agreements with certain of its executives, including each of the NEOs other than Mr. Micali, who entered into a letter agreement with the Company, Mr. Narowski who entered into a change in control agreement with the Company, and Ms. Rieger-Paganis, who during her tenure as interim Chief Financial Officer remained an employee of Alix and was paid by Alix. The material terms of such arrangements are discussed below in “Employment Agreements with Named Executive Officers” and in “Potential Payments Upon Termination or Change in Control.” For further discussion regarding the determination of base salary and incentive compensation within the context of total compensation, see “Compensation Discussion and Analysis — Mix of Types of Compensation” above.

Grants of Plan Based Awards in Fiscal 2009

The following table and accompanying footnotes provide information regarding grants of stock options and restricted stock to the NEOs in fiscal 2009:

Grants of Plan Based Awards in Fiscal 2009

										All Other
									All Other	Option		Grant Date
		Estimated Possible Payouts				Estimate Future Payouts			Stock	Awards:		Fair Value
		Under Non-Equity				Under Equity			Awards:	Number of	Exercise or	of Stock
		Plan Incentive Awards				Plan Incentive Awards			Number of	Securities	Base Price	and
		Threshold	Target	Maximum		Threshold	Target	Maximum	Shares of	Underlying	of Option	Option
	Grant	($)	($)	($)		(#)	(#)	(#)	Stock	Options	Awards	Awards
Name	Date	(a)	(b)	(c)		(d)	(e)	(f)	(#)(g)	(#)(h)	($/sh)(1)	($)(2)

Kimberly Till(3)	10/21/08	1	139,452	139,452		166,667	500,000	500,000	—	900,000	1.12	855,400
Gregory T. Novak	8/20/08	100,000	250,000		(4)	—	—	—	—	—	—	—
Robert J. Cox(5)	—	—	—	—		—	—	—	—	—	—	—
Deborah C. Rieger-Paganis(6)	—	—	—	—		—	—	—	—	—	—	—
Ronald E. Salluzzo	8/20/08	60,000	150,000		(4)	—	—	—	—	—	—	—
Enzo J. Micali(5)	5/15/09	—	—	—		—	—	—	—	200,000	0.38	45,800
Eric W. Narowski	8/20/08	12,000	30,000		(4)	—	—	—	—	—	—	—
George H. Terhanian	8/20/08	40,000	100,000		(4)	—	—	—	—	—	—	—
	2/17/09	—	—			—	—	—	—	100,000	0.45	25,400
Dennis K. Bhame	8/20/08	24,000	60,000		(4)	—	—	—	—	—	—	—
David B. Vaden	8/20/08	54,000	150,000		(4)	—	—	—	—	—	—	—

(1)	Reflects exercise price for stock options granted, which was the closing market price of the Company’s stock on the grant date.

(2)	Reflects full grant date fair value under SFAS No. 123(R) of the restricted stock, restricted stock units and stock options granted. For restricted stock and restricted stock units, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For stock options, fair value is calculated using the Black-Scholes value on the date of grant. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(3)	Non-equity incentive plan award includes only the $139,452 non-contractually guaranteed cash incentive bonus earned by Ms. Till in excess of her guaranteed bonus of $207,123 for fiscal 2009. The guaranteed bonus is an annualized $300,000 bonus amount pro-rated for the portion of the year in which Ms. Till was actually employed. Ms. Till’s non-equity incentive plan bonus of $139,452 for fiscal 2009, when combined with her guaranteed bonus of $207,123, resulted in total bonus and non-equity incentive plan payments of $346,575 or 83.5% of the aggregate payments for which she was eligible.

(4)	Not limited — increased from target amount in proportion to Company performance in excess of budgeted EBITDA.

(5)	Received a contractually guaranteed bonus for fiscal 2009.

(6)	Ms. Rieger-Paganis was not an employee of the Company and therefore was not eligible to participate in the Company’s incentive programs.

Target non-equity incentive plan awards are set in Ms. Till’s and Messrs. Novak, Salluzzo, Terhanian, and Vaden’s employment agreements applicable to fiscal 2009. Targets for Messrs. Narowski and Bhame were established by the Compensation Committee for fiscal 2009. A description of the Corporate Bonus Plan is included above in “Compensation Discussion and Analysis — Implementing the Compensation Committee’s Objectives — Cash Bonus Plan — Linking Compensation to Performance”. 40% of target non-equity incentive awards would have been paid at the threshold level under the Corporate Bonus Plan.

The stock award reflected in columns (a), (b) and (c) of the table above represents an award of performance-based stock options granted to Ms. Till during fiscal 2009. For this grant:

•	vesting is accelerated upon the occurrence of a change in control of the Company, and all unvested stock options fully vests upon such an event;

•	vesting ceases if the executive’s employment is terminated for any reason (voluntary or involuntary, including by reason of death or disability), except that vesting is accelerated if Ms. Till’s employment is terminated by the Company without cause or by her with good reason;

•	the award agreement provides that unexercised stock options are forfeited if Ms. Till violates certain confidentiality, non-compete, or non-solicitation restrictions or certain financial restatements by the Company occur, and further provides that the Company may recover excess proceeds realized from the sale of shares related to options that vested based upon financial results that are later restated;

•	166,667 of the stock options vest as of the date on which either (i) the Company has had a volume-weighted average closing price for its stock of at least $3.50 for 30 consecutive days commencing on or after October 21, 2009, or (ii) the Company has achieved Adjusted EBITDA of $24,637,000 using any trailing consecutive four fiscal quarters commencing on or after October 21, 2009, provided that the stock options shall not be exercisable until October 21, 2010, even if either event occurs prior to such date, and are forfeited if Ms. Till’s employment is terminated by the Company with cause or by her without good reason prior to such date;

•	166,666 of the stock options vest as of the date on which either (i) the Company has had a volume-weighted average closing price for its common stock of at least $4.50 for 30 consecutive days commencing on or after October 21, 2009, or (ii) the Company has achieved Adjusted EBITDA of $29,564,000 using any trailing consecutive four fiscal quarters commencing on or after October 21, 2009, provided that the stock options shall not be exercisable until October 21, 2010, even if either event occurs prior to such date, and are forfeited if Ms. Till’s employment is terminated by the Company with cause or by her without good reason prior to such date; and,

•	166,666 of the stock options vest as of the date on which either (i) the Company has had a volume-weighted average closing price for its common stock of at least $5.50 for 30 consecutive days commencing on or after October 21, 2009, or (ii) the Company has achieved Adjusted EBITDA of $35,477,000 using any trailing consecutive four fiscal quarters commencing on or after October 21, 2009, provided that the stock options shall not be exercisable until October 21, 2010, even if either event occurs prior to such date, and are forfeited if Ms. Till’s employment is terminated by the Company with cause or by her without good reason prior to such date.

Stock options reflected in column (e) of the table above were issued at fair market value on the date of the grant and have a ten year term. In the case of both time-based restricted stock (column (d)) and options (column (e)):

•	25% of each award vests on the one-year anniversary date of the grant, the balance of each option award vests ratably on a monthly basis over the following 36 months, and the balance of each stock award vests ratably on the two, three, and four-year anniversary dates of the grant;

•	for all grants made prior to May 1, 2008, vesting is accelerated upon the occurrence of a change in control of the Company, and all unvested restricted stock and options fully vest upon such an event;

•	for all grants made subsequent to May 1, 2008, vesting is generally accelerated upon the occurrence of a change in control of the Company only if all unvested restricted stock or options are not assumed by the acquirer, or if within one year after the change of control, the participant is terminated without cause or leaves for good reason. In the case of the time-based grant to Ms. Till on October 21, 2008, her options fully vest upon the occurrence of a change in control of the Company or if she is terminated in contemplation of a change in control of the Company and her termination was without cause or termination was by her with good reason;

•	vesting ceases with respect to restricted stock if the executive’s employment is terminated for any reason (voluntary or involuntary, including by reason of death or disability);

•	vesting ceases with respect to options if the executive’s employment is terminated for any reason (voluntary or involuntary), but, with the exception of Ms. Till, is accelerated upon the executive’s death or disability; and

•	the award agreements for restricted stock and options provide that the restricted stock and options are forfeited if the executive violates certain confidentiality, non-compete, and non-solicitation restrictions.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information regarding unexercised stock options and unvested restricted stock awards held by our NEOs as of June 30, 2009.

			Option Awards							Stock Awards
													Equity
						Equity						Equity	Incentive
						Incentive					Market	Incentive	Plan
						Plan					Value of	Plan	Awards:
						Awards:					Shares or	Awards:	Market
						Number of				Number	Units of	Number of	Value of
			Number of	Number of		Securities				of Shares	Stock	Unearned	Unearned
			Securities	Securities		Underlying				or Unit	That	Shares	Shares
			Underlying	Underlying		Unexercised		Option		of Stock	Have	That	That
			Unexercised	Unexercised		Unearned		Exercise	Option	That	Not	Have Not	Have Not
			Options(#)	Options(#)		Options		Price	Expiration	Have Not	Vested	Vested	Vested
Name	Grant Date		Exercisable	Unexercisable		(#)		($)	Date	Vested(#)	($)(1)	(#)	($)(1)

Kimberly Till	10/21/08		—	900,000	(2)	500,000	(3)	1.12	10/20/18	—	—	—	—
Gregory T. Novak	7/27/04	(4)	13,855	—		—		6.27	7/26/14	—	—	—	—
Robert J. Cox	—		—	—		—		—	—	—	—	—	—
Deborah C. Rieger-Paganis	—		—	—		—		—	—	—	—	—	—
Ronald E. Salluzzo	—		—	—		—		—	—	—	—	—	—
Enzo J. Micali	5/15/09	(2)	—	200,000		—		0.38	5/14/19	—	—	—	—
Eric W. Narowski	9/12/02	(2)	6,458	—		—		2.42	9/11/12	—	—	—	—
	6/24/05	(2)	5,000	—		—		5.00	6/24/05	—	—	—	—
	2/15/07	(2)	11,667	8,333		—		5.31	2/14/17	—	—	—	—
	8/31/07	(2)	1,031	1,219		—		4.31	8/30/17	562	230	—	—
George H. Terhanian	7/22/99	(2)	56,000	—		—		3.70	7/21/09	—	—	—	—
	10/25/99	(2)	56,000	—		—		7.06	10/24/09	—	—	—	—
	8/13/02	(2)	125,000	—		—		2.30	8/12/12	—	—	—	—
	5/24/05	(2)	45,000	—		—		4.39	5/23/15	—	—	—	—
	8/31/07	(2)	9,500	14,500		—		4.31	8/30/17	—	—	—	—
	2/17/09	(2)	—	100,000		—		0.45	2/16/19	—	—	—	—
Dennis K. Bhame	7/27/04	(4)	1,625	—		—		6.27	7/26/14	—	—	—	—
David B. Vaden	7/27/04	(4)	3,250	—		—		6.27	7/26/14	—	—	—	—

(1)	Value is based on the market value of $0.41 for the Company’s common stock, the closing market price of such common stock as reported by NASDAQ on June 30, 2009, the last trading day of fiscal 2009.

(2)	Options vest 25% on the one-year anniversary of the grant date, and the balance vests monthly over the remaining 36 months.

(3)	Options vest upon achievement of the targets more fully described above under “Grants of Plan Based Awards in Fiscal 2009”.

(4)	Options vested immediately on the grant date. No vesting schedule was included because the options were granted in lieu of cash bonuses otherwise fully earned.

Options Exercised and Stock Vested in Fiscal 2009

The following table provides information with regard to the amounts paid or received by the NEOs during fiscal 2009 as a result of the exercise of stock options or the vesting of restricted stock awards.

Fiscal 2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise(#)(1)	Exercise($)(2)	Acquired on Vesting(#)(3)	Vesting($)(4)

Kimberly Till	—	—	—	—
Gregory T. Novak	—	—	—	—
Robert J. Cox	—	—	—	—
Deborah C. Rieger-Paganis	—	—	—	—
Ronald E. Salluzzo	—	—	—	—
Enzo J. Micali	—	—	—	—
Eric W. Narowski	—	—	188	318
George H. Terhanian	—	—	—	—
Dennis K. Bhame	—	—	1,750	2,958
David B. Vaden	—	—	20,125	22,972

(1)	Reflects the number of stock options exercised by the NEOs during fiscal 2009.

(2)	Reflects the market value at the time of exercise of the shares purchased less the exercise price paid.

(3)	Reflects the shares of common stock acquired by the NEOs upon vesting during fiscal 2009.

(4)	Reflects the market value of the shares on the respective vesting dates.

Employment Agreements With Named Executive Officers

Kimberly Till.  Kimberly Till serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement effective October 21, 2008 (the “Till Agreement”). The material terms of the Till Agreement include, among other things:

•	Base salary of $600,000 per year, subject to increase as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with a target bonus at least equal to her annual base salary to be established by the Compensation Committee; provided, however, that for fiscal 2009 such objectives were established on December 16, 2008 and Ms. Till was guaranteed a minimum bonus of $207,123 for fiscal 2009.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$600,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The annual premium is set forth above in footnote 5 to the Summary Compensation Table.

•	Reimbursement of reasonable expenses incurred in the negotiation of the Till Agreement and related stock option agreements.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Ms. Till. The total amount of the gross-ups assuming Ms. Till’s employment is terminated upon a change in control is set forth under “Potential Payments Upon Termination or Change in Control”.

•	The Company’s recovery of certain payments and equity received by Ms. Till in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.

The Till Agreement requires the Nominating and Governance Committee to nominate and recommend Ms. Till for election as a director at each annual meeting of stockholders coinciding with the expiration of her term as a director (but failure of the stockholders to elect Ms. Till is not deemed a breach of the Till Agreement). Ms. Till is required to resign from the Board on the date on which the Till Agreement terminates for any reason.

The Till Agreement may be terminated by either the Company or Ms. Till with or without cause upon notice to the other. The effect of termination of Ms. Till under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments Upon Termination or Change in Control”. For purposes of the Till Agreement, (a) “cause” includes: (i) willful failure to perform duties after notice of such failure; (ii) willful conduct that is materially and demonstrably injurious to the Company; (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude; (iv) material violation of non-competition, non-solicitation, or confidentiality restrictions; (v) material violation of Company polices after notice of such failure; and (vi) material breach of any material provision of the Till Agreement by Ms. Till after notice of such failure, and (b) “good reason” includes (i) any decrease in Ms. Till’s salary except in limited circumstances; (ii) any decrease of Ms. Till’s annual target performance bonus below 100% of annual base salary; (iii) the failure of any successor in interest of the Company to be bound by the terms of the Till Agreement; or (iv) any diminution in Ms. Till’s title or material diminution in Ms. Till’s duties, responsibilities, authority or reporting lines. Ms. Till is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Till Agreement (her non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Robert J. Cox.  Robert J. Cox serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company pursuant to an Employment Agreement effective June 1, 2009 (the “Cox Agreement”). The material terms of the Cox Agreement include, among other things:

•	Base salary of $305,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with an initial target bonus equal to 50% of his annual base salary; provided, however, Mr. Cox was guaranteed a minimum bonus of $12,534 for fiscal 2009.

•	Subject to approval by the Compensation Committee, a grant of non-qualified stock options to purchase 400,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the stock as of the close of trading on the grant date, subject to the following vesting provisions: 25% of such options vest on the one-year anniversary of the grant date, and the remaining balance vest at a rate of 1/36th per month over the remaining thirty-six months (which options were granted on August 27, 2009).

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	The Company’s recovery of certain performance bonus payments received by Mr. Cox in the event of certain accounting restatements due to material non-compliance of the Company with financial reporting requirements.

The Cox Agreement may be terminated by either the Company or Mr. Cox with or without cause upon notice to the other. The effect of termination of Mr. Cox under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments Upon Termination or Change in Control”. For purposes of the Cox Agreement, (a) “cause” includes: (i) willful failure to perform duties after notice of such failure; (ii) willful conduct that is materially and demonstrably injurious to the Company; (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude; (iv) material violation of non-competition, non-solicitation, or confidentiality restrictions; (v) material violation of Company polices after notice of such failure; and (vi) material breach of any material provision of the Cox Agreement by Mr. Cox after notice of such failure, and (b) “good reason” includes (i) a change in Mr. Cox’s reporting line such that he no longer reports directly to the Chief Executive Officer of the Company or successor to the Company; (ii) material diminution in Mr. Cox’s duties, authority, and responsibilities commensurate with the position of Chief Financial Officer and Treasurer, unless previously agreed to by Mr. Cox; or (iii) the failure of Company to cover Mr. Cox with directors and officers insurance. Mr. Cox is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Cox Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

George H. Terhanian, PhD.  George H. Terhanian, PhD, serves as President, Global Solutions pursuant to an Employment Agreement effective September 1, 2007, amended April 30, 2008 and December 16, 2008 (the “Terhanian Agreement”). The material terms of the Terhanian Agreement include, among other things:

•	Base salary of $300,000 per year, subject to increase as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established by the Compensation Committee for executives, with a target bonus at least equal to $100,000.

•	An apartment allowance of a maximum of $2,436 per month, reimbursement in fiscal 2009 for one round trip economy class airfare for a personal trip to the United States from the United Kingdom, income tax preparation and assistance during Dr. Terhanian’s assignment in the United Kingdom, final preparation and filing of necessary tax returns upon his return to the United States, and reasonable expenses incurred in connection with his relocation to the United States.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$250,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The annual premium is set forth above in footnote 5 to the Summary Compensation Table.

•	Reimbursement of up to $2,500 in legal fees in connection with the negotiation of the Terhanian Agreement.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Dr. Terhanian. The total amount of the gross-ups assuming Dr. Terhanian’s employment is not terminated upon a change in control is set forth under “Potential Payments Upon Termination or Change in Control”.

The Terhanian Agreement terminates on (i) June 30, 2008 (subject to renewal as described below) or (ii) Dr. Terhanian’s death, unless Dr. Terhanian’s employment is earlier terminated by either party in accordance with the terms of the Terhanian Agreement. The Terhanian Agreement provides that on June 30, 2008 and each June 30 thereafter, Dr. Terhanian’s employment will be automatically extended for additional successive one year terms, unless either Dr. Terhanian or the Company gives the other at least three months written notice of non-renewal, none of which has been given to date. The effect of termination of Dr. Terhanian under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments Upon Termination or Change in Control”. For purposes of the Terhanian Agreement, (a) “cause” includes: (i) willful failure to perform duties after notice of such failure; (ii) willful conduct that is materially and demonstrably injurious to the Company; (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude; (iv) material violation of non-competition, non-solicitation, or confidentiality restrictions; (v) material violation of Company polices after notice of such failure; and (vi) material breach of any material provision of the Terhanian Agreement by Dr. Terhanian after notice of such failure, and (b) “good reason” includes (i) material breach of the Company’s obligations under the Terhanian Agreement after notice of such failure; (ii) any decrease in Dr. Terhanian’s salary except in limited circumstances; (iii) any decrease of Dr. Terhanian’s annual target performance bonus below $100,000; (iv) the failure of any successor in interest of the Company to be bound by the terms of the Terhanian Agreement; (v) any diminution in Dr. Terhanian’s title or material diminution in Dr. Terhanian’s duties, responsibilities, authority or reporting lines; provided, however, in the event of a change of control, his title, reporting line, responsibilities, and duties may be changed in line with the change in the part played by the Company in the controlling person (for example, Dr. Terhanian’s duties may be at a divisional, subsidiary, or group level, if the Company becomes a division, subsidiary, or group within the controlling person); or (vi) the failure of the Compensation Committee to grant 100,000 non-qualified stock options to Dr. Terhanian on the Company’s regularly scheduled quarterly grant date in February 2009, subject to specified vesting conditions (which options were granted to Dr. Terhanian in February 2009). Dr. Terhanian is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Terhanian Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Enzo J. Micali.  Enzo J. Micali serves as Global Executive Vice President, Operations and Technology pursuant to a letter agreement effective March 31, 2009 (the “Micali Agreement”). The material terms of the Micali Agreement include, among other things:

•	Base salary of $295,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with an initial target bonus equal to 40% of his annual base salary; provided, however, Mr. Micali was guaranteed a minimum bonus of $30,065 for fiscal 2009.

•	Subject to approval by the Compensation Committee, a grant of non-qualified stock options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the stock as of the close of trading on the grant date, subject to the following vesting provisions: 25% of such options vest on the one-year anniversary of the grant date, and the remaining balance vest at a rate of 1/36th per month over the remaining thirty-six months (which options were granted on May 15, 2009).

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

The Micali Agreement may be terminated by either the Company or Mr. Micali with or without cause upon notice to the other. The effect of termination of Mr. Micali under various circumstances, including with cause, without cause, with good reason, without good reason, and in the case of a change in control, is detailed below under “Potential Payments Upon Termination or Change in Control”. Cause is not defined in the Micali Agreement. Mr. Micali may terminate his employment for “good reason” within one year of either of the following: (i) a change in his reporting relationship so that he no longer reports directly to the Chief Executive Officer; or (ii) a substantial change to his duties and responsibilities. Mr. Micali is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Micali Agreement (his non-competition and non-solicitation obligations extend for six months post-termination if termination of employment occurs on or prior to March 31, 2010 and twelve months thereafter), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Eric W. Narowski.  Eric W. Narowski serves as Senior Vice President, Global Controller and Principal Accounting Officer. Mr. Narowski has not entered into an employment agreement with the Company. Mr. Narowski’s annual base salary is $174,300 and in the discretion of the Compensation Committee, he is eligible for an annual performance bonus, with a target bonus under the Corporate Bonus Plan established annually by the Compensation Committee. Mr. Narowski’s target bonus for fiscal 2009 was established at $30,000. Mr. Narowski entered into a change in control agreement with the Company in 2007 (the “Narowski Change in Control Agreement”), which provides for, among other things, severance payments in certain circumstances upon a change in control, as detailed below under “Potential Payments Upon Termination or Change in Control”. Mr. Narowski is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Narowski Change in Control Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Gregory T. Novak.  Gregory T. Novak served as President and Chief Executive Officer of the Company from April 2004 and September 2005, respectively, through October 21, 2008 pursuant to an Employment Agreement dated April 30, 2007, amended February 8, 2008 and October 21, 2008 (the “Novak Agreement”). Prior to the October 21, 2008 amendment to the Novak Agreement (the “October Amendment”), the material terms of the Novak Agreement included, among other things:

•	Base salary of $500,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, with a target bonus equal to $250,000.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$600,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The annual premium is set forth above in footnote 5 to the Summary Compensation Table.

•	Reimbursement of up to $2,500 in legal fees in connection with the negotiation of the Novak Agreement.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Mr. Novak.

•	Certain payments if Mr. Novak’s employment was terminated under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control.

Further, prior to the October Amendment, the Novak Agreement required the Nominating and Governance Committee to nominate and recommend Mr. Novak for election as a director at each annual meeting of stockholders coinciding with the expiration of his term as a director (but failure of the stockholders to elect Mr. Novak was not deemed a breach of the Novak Agreement) and Mr. Novak to resign from the Board on the date on which the Mr. Novak Agreement terminates for any reason. Pursuant to the October Amendment, Mr. Novak resigned from the Board of Directors effective October 21, 2008.

The October Amendment also included the following material terms:

•	After a notice (“Notice”) provided by the Board of Directors, Mr. Novak was required to provide transition services to the Company through December 31, 2008 to the extent reasonably requested by the Board of Directors. During the transition period, Mr. Novak’s base compensation was reduced to 50% of his current base salary, and Mr. Novak continued to participate in the Company’s benefit programs at his current level; provided, however, Mr. Novak was not eligible to participate in the

Company’s bonus plans during the transition period. Mr. Novak was also entitled to receive a cash lump sum payment of $200,000 on January 2, 2009.

•	All stock options and shares of restricted stock held by Mr. Novak ceased vesting and to the extent not vested were forfeited on October 21, 2008; provided, however, vesting would be accelerated if the Company entered into a definitive agreement regarding a change in control transaction prior to December 31, 2008 and the transaction was consummated prior to December 31, 2009. The expiration date for all options was extended through and including March 1, 2009 (or 60 days after consummation of a covered change in control transaction), notwithstanding any contrary language in Mr. Novak’s option agreements.

•	December 31, 2008 was established as the “Termination Date” under the Novak Agreement, and his termination was treated as a termination without cause. Accordingly, he became entitled to the severance provided for a termination without cause in the Novak Agreement (including base salary continuation up to and including December 31, 2010 based on his annual base salary in effect immediately prior to October 21, 2008), except that he was entitled to a fiscal 2009 pro-rated bonus only through October 21, 2008 based on the metrics then in effect for calculation of bonuses on an annual basis. No bonus was actually earned based on these metrics.

•	If the Company signed a definitive agreement for a change in control transaction prior to December 31, 2008, which was consummated within twelve months thereafter, Mr. Novak would not be entitled to receive target-related bonus payments provided by the Novak Agreement, but would receive a change in control payment of $500,000 subject to an offset of the $200,000 lump sum payment paid or payable on January 2, 2009.

•	Mr. Novak was entitled to reimbursement for up to $15,000 in out-placement services and up to $7,500 in reasonable attorneys’ fees in connection with the negotiation of the October Amendment.

Mr. Novak is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Novak Agreement (his non-competition and non-solicitation obligations extend for twenty-four months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Deborah C. Rieger-Paganis.  Deborah C. Rieger-Paganis, an employee of Alix, served as interim Chief Financial Officer of the Company from December 20, 2008 through June 1, 2009 pursuant to the agreement between the Company and Alix dated December 16, 2008 (the “Alix Agreement”). Alix was compensated for Ms. Rieger-Paganis’ time based on an hourly rate. Ms. Rieger-Paganis did not receive any compensation directly from the Company and continued to be employed and compensated by Alix while serving as interim Chief Financial Officer of the Company.

Ronald E. Salluzzo.  Ronald E. Salluzzo served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company from April 30, 2007 through December 19, 2008 pursuant to an Employment Agreement effective April 30, 2007, amended February 8, 2008 and December 4, 2008 (the “Salluzzo Agreement”). The material terms of the Salluzzo Agreement included, among other things:

•	Base salary of $335,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, with a target bonus equal to $150,000.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$250,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The premium is set forth above in footnote 5 to the Summary Compensation Table.

•	Reimbursement of up to $2,500 in legal fees in connection with the negotiation of the Salluzzo Agreement.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Mr. Salluzzo.

•	Certain payments if Mr. Salluzzo’s employment is terminated under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control.

The Salluzzo Agreement terminated effective with Mr. Salluzzo’s termination of employment on December 19, 2008. Mr. Salluzzo is receiving payments provided under the Salluzzo Agreement related to termination without cause, including base salary continuation up to and including February 6, 2010 and was entitled to a fiscal 2009 pro-rated bonus through December 19, 2008, to the extent earned, based on the metrics then in effect for calculation of bonuses on an annual basis. No such bonus was actually earned. Mr. Salluzzo is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Salluzzo Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination) and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

David B. Vaden.  David B. Vaden served as President, North America and Global Operations of the Company from April 30, 2007 through February 6, 2009 pursuant to an Employment Agreement dated April 30, 2007, amended April 30, 2008 (the “Vaden Agreement”). The material terms of the Vaden Agreement included, among other things:

•	Base salary of $350,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, with a target bonus equal to $150,000.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$250,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The annual premium is set forth above in footnote 5 to the Summary Compensation Table.

•	Reimbursement of up to $2,500 in legal fees in connection with the negotiation of the Vaden Agreement.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Mr. Vaden.

•	Certain payments if Mr. Vaden’s employment was terminated under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control.

The Vaden Agreement terminated effective with Mr. Vaden’s termination of employment on February 6, 2009. Mr. Vaden is receiving payments provided under the Vaden Agreement related to termination without cause, including base salary continuation up to and including February 6, 2010 and was entitled to a fiscal 2009 pro-rated bonus through February 6, 2009, to the extent earned, based on the metrics then in effect for calculation of bonuses on an annual basis. No such bonus was actually earned. Mr. Vaden is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Vaden Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Dennis K. Bhame.  Dennis K. Bhame served as Executive Vice President, Human Resources of the Company from March 31, 2000 through March 17, 2009. Mr. Bhame did not enter into an employment agreement with the Company. Immediately prior to the termination of Mr. Bhame’s employment, his annual base salary was $205,010 and in the discretion of the Compensation Committee, he was eligible for an annual performance bonus under the Corporate Bonus Plan, with a target bonus established annually by the Compensation Committee. Mr. Bhame’s target bonus for fiscal 2009 was established at $60,000. No bonus was earned in fiscal 2009. Mr. Bhame entered into a change in control agreement with the Company in 2003 (the “Bhame Change in Control Agreement”), which provided for severance payments in certain circumstances upon a change in control. The Bhame Change in Control Agreement terminated effective with Mr. Bhame’s termination of employment on March 17, 2009. Effective as of March 17, 2009, the Company entered into a Separation Agreement, Including Release and Waiver of Claims with Mr. Bhame (the “Bhame Separation Agreement”), which provides for, among other things, base salary continuation up to and including March 17, 2010. Mr. Bhame is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Bhame Separation Agreement (his non-competition and non-solicitation obligations extend for twelve months post-termination), and the Company’s post-termination payment obligations are, in part, in consideration of such covenants.

Potential Payments Upon Termination or Change in Control

Pursuant to agreements with the NEOs, the Company is obligated to make certain payments to the applicable executive upon termination of employment, including without limitation by reason of death or disability, or upon a change in control of the Company. Such obligations are summarized in the table below for each covered event for each NEO employed by the Company on June 30, 2009.

Post-Termination Payment Summary(1)(2)
Event	Kimberly Till	Robert J. Cox	George H. Terhanian	Enzo Micali	Eric W. Narowski

Termination Without Cause or At End of Term by Company, or Termination With Good Reason by NEO(3)(4)	(a) 24 months Base Salary (5)

(b) Prorated Bonus (7)(9)(10)

(c) Health Benefits — 12 months (5)

(d) Stock Options Cease Vesting
Total (11): $1,550,611 Comprised of:
(a) $1,200,000,
(b) $346,575,
(c) $4,036, and
(d) $0	(a) 12 months Base Salary (5)

(b) Prorated Bonus (7)(9)(10)

(c) Health Benefits — 12 months (5)

(d) Stock Options Cease Vesting
Total (11): $335,148 Comprised of:
(a) $305,000,
(b) $12,534,
(c) $17,614, and
(d) $0	(a) 12 months Base Salary (5)

(b) Prorated Bonus (8)(9)(10)

(c) Health Benefits — 12 months (5)

(d) Stock Options and Stock Awards Cease
Vesting
Total (11): $304,036 Comprised of:
(a) $300,000,
(b) $0,
(c) $4,036, and
			(d) $0	(a) 6 months Base Salary (5)(6) (b) Health Benefits — 6 months (5)(6) (c) Stock Options Cease Vesting Total (11): $156,307 Comprised of: (a) $147,500, (b) $8,807, and (c) $0	(a) Stock Options and Awards Cease Vesting Total (11): $0

Post-Termination Payment Summary(1)(2)
Event	Kimberly Till	Robert J. Cox	George H. Terhanian	Enzo Micali	Eric W. Narowski

Termination With Cause by Company or by NEO Without Good Reason(4)	(a) Stock Options Cease Vesting Total (11): $0	(a) Stock Options Cease Vesting Total (11): $0	(a) If termination is in second half of fiscal year — Prorated Bonus (8)(9)(10) (b) Stock Options and Stock Awards Cease Vesting Total (11): $0 Comprised of: (a) $0, and (b) $0	(a) Stock Options Cease Vesting Total (11): $0	(a) Stock Options and Awards Cease Vesting Total (11): $0

Post-Termination Payment Summary(1)(2)
Event	Kimberly Till	Robert J. Cox	George H. Terhanian	Enzo Micali	Eric W. Narowski

Change in Control	(a) 24 months Base Salary (5)(13)

(b) $600,000 (12)(13)

(c) Health Benefits — 12 months (5)(13)

(d) Stock Options 100% Vest (14)

(e) Tax Gross-Up (13)(15)(16)
Total assuming no termination of employment (11): $0
Total assuming termination of employment (11): $2,211,282 Comprised of
(a) $1,200,000,
(b) $600,000,
(c) $4,036,
(d) $0, and
(e) $407,246	(a) 18 months Base Salary (5)(17)

(b) Prorated Bonus (7)(9)(10)

(c) Health Benefits — 18 months (5)(17)

(d) Stock Options 100% Vest (18)
Total assuming no termination of employment (11): $0
Total assuming termination of employment (11): $496,455 Comprised of:
(a) $457,500,
(b) $12,534,
(c) $26,421, and
(d) $0	(a) 12 months Base Salary (5)(19)

(b) Average annual bonus value (19)(20)

(c) Health Benefits — 12 months (5)(19)

(d) Certain Stock Options and Stock Awards 100%; Other Options Vest Upon Certain Events (28)

(e) 6 Months Out-Placement (19)(21)

(f) Limited Tax Gross-Up (15)(19)
Total assuming no termination of employment (11)(24): $0

Total assuming termination of employment (11): $325,798 Comprised of:
(a) $300,000,
(b) $16,262,
(c) $4,036,
(d) $0,
(e) $5,500, and
(f) $0	(a) 12 months Base Salary (5)(22)

(b) Health Benefits — 12 months (5)(22)

(c) Stock Options 100% Vest Upon Certain Events (23)
Total assuming no termination of employment (11)(24): $0

Total assuming termination of employment (11): $318,614 Comprised of:
(a) $295,000,
(b) $17,614, and
(c) $6,000	(a) 12 months Base Salary (25)(27)

(b) Average annual bonus value (25)(26)(27)

(c) Health Benefits — 12 months (25)(27)

(d) Stock Options and Awards 100% Vest

(e) 6 Months Out-Placement (21)(25)
Total assuming no termination of employment (11): $231 Comprised of (d)

Total assuming termination of employment: $199,145 Comprised of:
(a) $174,300,
(b) $1,500,
(c) $17,614,
(d) $231, and
(e) $5,500

Post-Termination Payment Summary(1)(2)
Event	Kimberly Till	Robert J. Cox	George H. Terhanian	Enzo Micali	Eric W. Narowski

Death	(a) Prorated Bonus (7)(9)(10) (b) Stock Options Cease Vesting Total (11): $346,575 Comprised of: (a) $346,575, and (b) $0	(a) Prorated Bonus (7)(9)(10) (b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting Total (11): $12,534 Comprised of: (a) $12,534, and (b) $0	(a) If death is in second half of fiscal year — Prorated Bonus (8)(9)(10)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (11):
			$0	(a) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting Total (11): $0	(a) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting (b) Stock Awards Cease Vesting Total (7): $0

Disability	(a) Prorated Bonus (7)(9)(10) (b) Stock Options Cease Vesting Total (11): $346,575 Comprised of: (a) $346,575, and (b) $0	(a) Prorated Bonus (7)(9)(10) (b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting Total (11): $12,534 Comprised of: (a) $12,534, and (b) $0	(a) If disability is in second half of fiscal year — Prorated Bonus (8)(9)(10)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (11):
			$0	(a) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting Total (11): $0	(a) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting (b) Stock Awards Cease Vesting Total (11): $0

(1)	All post-termination payments are linked to obligations of confidentiality and not to compete or solicit customers and employees. Non-compete and non-solicitation obligations extend during the following periods post-termination for the NEOs:

Ms Till	12 months
Mr. Cox	12 months
Dr. Terhanian	12 months
Mr. Micali	6 months if employment is terminated on or prior to March 30, 2010 and 12 months if employment is terminated thereafter
Mr. Narowski	12 months

(2)	The events that constitute “cause” and “good reason” with respect to each NEO are described above in “Employment Agreements With Named Executive Officers”.

(3)	Dr. Terhanian is the only NEO that has an employment agreement with a set term.

(4)	Mr. Narowski does not have an employment agreement and the Narowski Change in Control Agreement does not address termination by the Company without “cause” or termination by Mr. Narowski with “good reason” absent a change in control.

(5)	Applicable amounts are payable in bi-weekly installments over applicable term, except that Ms. Till’s base salary amount is payable in twelve equal monthly installments. Payments to Ms. Till, Mr. Cox and Dr. Terhanian may be postponed for a 6-month period (and under certain circumstances into 2010) to avoid application of Section 409A of the IRC.

(6)	The Micali Agreement provides for twelve months base salary and health benefits if Mr. Micali’s employment is terminated without “cause” or he leaves with “good reason” after March 30, 2010.

(7)	The prorated performance bonus is based on achievement of the annual financial metrics as then in effect for calculation of the performance bonus (for example, net earnings, revenues, or other metrics as applicable, but not including individual management objectives), multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the termination date and the denominator of which is 365.

(8)	Performance bonus is prorated for the partial-year period ending on the termination date. The prorated bonus is based on the same metrics as then in effect for calculation of bonuses on an annual basis (e.g. after-tax earnings) and is calculated by (1) dividing actual performance as of the end of the Applicable Calculation Quarter (described below) by target performance for the Applicable Calculation Quarter, and then (2) using the resulting percentage in determining the dollar value of the bonus that would have been paid under the Company’s bonus plan had such percentage performance been achieved for the full fiscal year, and then (3) multiplying the result by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the termination date and the denominator of which is 365. If the termination date is in the first half of a fiscal quarter, then the “Applicable Calculation Quarter” is the fiscal quarter most recently ended before the termination date, and if the termination date is in the second half of a fiscal quarter, then the “Applicable Calculation Quarter” is the first fiscal quarter ending after the termination date.

(9)	Calculations in the table assume termination on June 30, 2009, the last day of the Company’s most recent fiscal year. Therefore, the amounts of actual bonuses for fiscal 2009 are reflected in the table. Each NEO’s actual full bonus for the fiscal year was based upon performance for the year, any guaranteed minimum bonus levels agreed to in the NEO’s employment agreement, and the portion of the year that the NEO was employed by the Company. The amount reflected in the table for each NEO could vary in future years based upon these factors.

(10)	Applicable amounts are payable in a lump sum on the date on which bonuses are otherwise paid by the Company. Payments may be postponed for a 6-month period (and under certain circumstances into calendar year 2010) to avoid application of Section 409A of the IRC.

(11)	Total is based on assumption that termination or change in control occurred on June 30, 2009, the last day of the Company’s most recent fiscal year, and that all un-vested, un-exercised stock options and un-vested restricted stock awards are valued at the closing market price of the Company’s common stock on that date. In the case of stock options for which vesting is accelerated, the total is the positive spread, if any, between the exercise price and the closing market price on June 30, 2009. Aggregate total compensation is shown first, followed by the subtotal for each category listed above in the same order.

(12)	Amount is payable in a lump sum on the day that is six months and one day after the termination date.

(13)	Applies only if Ms. Till is terminated without “cause” or leaves with “good reason” in contemplation of, or during the eighteen-month period following, the change in control.

(14)	Applies if Ms. Till is terminated without “cause” or leaves with “good reason” in contemplation of a change in control or is still employed at the time of the change in control.

(15)	Value of tax gross-up is calculated assuming that change in control occurred on June 30, 2009, the last day of the Company’s most recent fiscal year, and further assuming NEO’s employment is terminated on the date of change in control. “Limited” tax gross-ups provide for payment of an amount equal to the sum of (i) the excise tax payable by the applicable NEO by reason of receiving excess payments; and (ii) a gross-up amount necessary to offset any and all applicable federal, state, and local excise, income, or other taxes incurred by the NEO by reason of the Company’s payment of the excise tax described in (i) above (but not including any additional amount to offset any taxes on the excise tax reimbursement or gross-up amount paid pursuant to this sub-clause (ii)).

(16)	Amount is payable within 30 days of the change in control.

(17)	Applies only if Mr. Cox is terminated without “cause” or leaves with “good reason” in contemplation of, or during the twelve-month period following, the change in control.

(18)	Applies if Mr. Cox is terminated without “cause” or leaves with “good reason” in contemplation and within six months of a change in control or is still employed at the time of the change in control.

(19)	Applies only if Dr. Terhanian is terminated without “cause” or leaves with “good reason” during the twelve-month period following the change in control.

(20)	The average annual value of Dr. Terhanian’s annual performance bonus is the average of his performance bonuses actually earned during the two full fiscal years most recently ended. This amount is payable in a lump sum promptly after the termination date. Payment may be postponed for a 6-month period (and under certain circumstances into calendar year 2010) to avoid application of Section 409A of the IRC.

(21)	Actual expenses incurred are reimbursed by the Company after the termination date.

(22)	Applies only if Mr. Micali is terminated without “cause” or leaves with “good reason” after a change of control.

(23)	Applies only if either (i) the surviving or acquiring entity or successor company, or its respective parent company, does not assume, continue, or substitute for the stock options and awards as provided in the Company’s 2007 Incentive Plan (a “Complying Assumption”) or (ii) a Complying Assumption occurs and Mr. Micali is terminated without “cause” or leaves with “good reason” within the one-year period immediately following the change of control.

(24)	Amount assumes a Complying Assumption occurred.

(25)	Applies only if Mr. Narowski is terminated without “cause” or leaves with “good reason” during the twelve-month period following the change in control.

(26)	The average annual value of Mr. Narowski’s annual performance bonus is the average of his performance bonuses actually earned during the two full fiscal years most recently ended.

(27)	Amounts are payable in bi-weekly installments in the same manner and frequency as compensation payments were made prior to the triggering event. However, if termination is by Mr. Narowski for “good reason” due to the failure of the new employer resulting from the change in control to be bound by the terms of the Narowski Change in Control Agreement, then the amounts are payable in a lump sum promptly after the termination date.

(28)	Certain of Dr. Terhanian’s stock options only vest upon a change of control if there is not a Complying Assumption or, if there is a Complying Assumption, he is terminated without “cause” or leaves with “good reason” within the one-year period immediately following the change of control. Dr. Terhanian’s other stock options and awards vest entirely upon a change in control.

Director Compensation

The following table provides information with regard to the compensation for the Company’s non-employee directors during fiscal 2009. Ms. Till and, for the period prior to his resignation from the Board, Mr. Novak received no compensation in their respective roles as directors.

	FISCAL 2009 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)(2)(3)	Total($)

George Bell	56,500	31,239	87,739
David Brodsky	41,500	21,660	63,160
Steven L. Fingerhood	41,500	7,827	49,327
Stephen D. Harlan	49,000	31,239	80,239
James R. Riedman	46,500	31,239	77,739
Howard L. Shecter	56,500	31,239	87,739
Antoine G. Treuille	41,500	21,660	63,160

(1)	Includes the compensation cost for stock awards for each director recognized by the Company during fiscal 2009 in accordance with SFAS No. 123(R), and therefore may include awards made in prior fiscal years that vested in fiscal 2009. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(2)	The full grant date fair value under SFAS No. 123(R) of the restricted stock awards for which the Company recognized compensation cost in accordance with SFAS No. 123(R) during fiscal 2009 are shown in the table below. There was no compensation cost associated with options for non-employee directors during fiscal 2009. For restricted stock, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

		Stock	Grant Date Fair
		Awards:	Value of Stock
		Number of	and Stock
	Grant	Shares	Option Awards
Name	Date	(#)	$(1)(2)

George Bell	11/15/07	15,247	61,750
	11/15/08	18,833	18,268
David Brodsky	11/15/07	10,247	41,500
	11/15/08	13,833	13,418
Steven L. Fingerhood	11/15/08	13,833	13,418
Stephen D. Harlan	11/15/07	15,247	61,750
	11/15/08	18,833	18,268
James R. Riedman	11/15/07	15,247	61,750
	11/15/08	18,833	18,268
Howard L. Shecter	11/15/07	15,247	61,750
	11/15/08	18,833	18,268
Antoine G. Treuille	11/15/07	10,247	41,500
	11/15/08	13,833	13,418

(3)	Following are all equity awards outstanding for each director as of June 30, 2009 (“Option Awards” reflect unexercised grants of stock options, whether or not vested, and “Stock Awards” reflect awards of shares of restricted stock that remain subject to forfeiture):

Name	Option Awards(#)	Stock Awards(#)

George Bell	42,000	7,847
David Brodsky	30,000	5,764
Steven L. Fingerhood	—	5,764
Stephen D. Harlan	45,000	7,847
James R. Riedman	78,333	7,847
Howard L. Shecter	40,000	7,847
Antoine G. Treuille	30,000	5,764

In April 2009, the Compensation Committee approved certain reductions and modifications to non-employee director compensation. These changes will become effective for the annual period commencing after the Annual Meeting, in order to better align the compensation of the non-employee directors with the cost control initiatives undertaken by the Company in response to the challenging global macroeconomic environment. Non-employee director compensation before and after this change is shown in the table below.

		November 1,
	Through October 31,	2009
	2009	Onward

All members	$41,500	$35,000
Chairman of the Board	$15,000	$5,000
Lead Director	$15,000	$5,000
Chairman of the Audit Committee	$7,500	$3,000
Chairman of the Compensation Committee	$5,000	$3,000

In addition, each non-employee director of the Company receives an annual grant of restricted stock on November 15, the Company’s regular quarterly date for awards under the 2007 Incentive Plan. In August 2008, the Board of Directors agreed to calculate the number of supplemental shares of restricted stock to be received on November 15, 2008 by dividing $41,500 by the higher of $3.00 and the closing price for the Company’s stock on that day. $3.00 was used for the November 15, 2008 grants and each non-employee director received a grant of 13,833 shares of restricted stock.

In April 2009, the Compensation Committee agreed that the number of shares of restricted stock that each non-employee director is to receive on November 15, 2009 will be calculated by dividing the annual cash retainer of $35,000 by the higher of $2.00 and the closing price for the Company’s stock price on November 13, 2009 (since November 15 falls on a weekend). Supplemental grants were also reduced as shown in the table below.

Each restricted stock grant vests 1/12th on the last day of each month following the grant date, and any unvested stock is forfeited upon termination of an individual’s service as a director. Vesting will be accelerated upon a change in control of the Company.

Supplemental grants of the following numbers of shares of restricted stock are made on November 15 of each year with respect to the following positions, subject to the same vesting rules as the other grants to non-employee directors. The number of shares granted on November 15, 2008 and to be granted on November 15 of future fiscal years are shown on the table below:

		November 15,
	November 15,	2009
Position	2008	and Beyond

Chairman of the Board	5,000	3,500
Lead Director	5,000	3,500
Chairman of the Audit Committee	5,000	3,500
Chairman of the Compensation Committee	5,000	3,500

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

On December 16, 2008, the Company entered into the Alix Agreement with Alix pursuant to which Ms. Rieger-Paganis, an employee of Alix, served as interim Chief Financial Officer of the Company from December 20, 2008 through June 1, 2009. The Alix Agreement, among its material terms, provided for the engagement of Alix to provide interim management, financial advisory, and consulting services to the Company, including:

•	Ms. Rieger-Paganis to serve as interim Chief Financial Officer of the Company at an hourly rate plus out-of-pocket expenses,

•	Alix’s agreement to provide other consulting assistance to the Company at hourly rates dependent upon the particular consultant involved,

•	payment by the Company of a retainer to Alix, refundable to the extent not earned,

•	agreement of Alix to preserve the confidentiality of non-public confidential and proprietary information received in the course of the engagement,

•	preservation of intellectual property rights of Alix in its methodologies, processes, and the like, and ownership by the Company of work product created specifically for the Company,

•	agreement of the Company to provide specified insurance and to indemnify Alix under specified circumstances,

•	ability of Alix or the Company to terminate the arrangement at will,

•	limitation of Alix liability, and

•	arbitration of disputes.

In addition, the Company had separately engaged Alix beginning in July 2008 to provide performance improvement, financial advisory and consulting services to the Company on an hourly basis. For the fiscal year ended June 30, 2009, the Company incurred $3,263,000 in expenses related to services provided by Alix.

Policies and Procedures for Review of Transactions with Related Persons

The Board has adopted written Policy and Procedures With Respect to Related Party Transactions (the “Procedure”). The Procedure covers all transactions (“Covered Transactions”) in which the Company is a participant and a Related Person (described below) has a direct or indirect interest if the amount involved exceeds $120,000, or, if the applicable Related Person is a director, executive officer, or spouse of a director or executive officer, $50,000.

“Related Persons” include:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company,

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities,

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner,

•	any person (other than a tenant or employee) sharing the household of any such director, executive officer, nominee or more than 5% beneficial owner, and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Procedure requires review and approval of Covered Transactions by the Audit Committee of the Board, or in certain cases where delay is not practical, by the Chair of the Audit Committee with reporting to the full Committee. Annual review is required for ongoing transactions. In its review, the Audit Committee will consider whether each Covered Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Covered Transactions may be approved in situations, among others, in which:

•	the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources, or

•	the Company receives from or provides products or services to the Related Person on an arm’s length basis on terms comparable to those provided to unrelated third parties, or on terms comparable to those provided to employees generally.

The Audit Committee has granted standing pre-approval for Covered Transactions that involve:

•	compensation of executive officers or directors required to be approved by the Compensation Committee of the Board,

•	transactions in which the Related Person’s only relationship with the company involved is as (i) a director, (ii) an employee other than an executive officer, or (iii) less than 10% stockholder and the amount involved does not exceed $1,000,000 or 2% of that company’s annual revenues,

•	charitable contributions when the Related Person’s only relationship to the charity is as a director or employee other than an executive officer and the aggregate amount does not exceed the lesser of 2% of the charity’s annual receipts and $120,000, or, if the applicable Related Person is a director, executive officer, or spouse of one of them, $50,000, or

•	transactions in which all stockholders receive proportional benefits, and those involving competitive bids, regulated services and charges, and certain routine banking services.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Vote Required

If a quorum is present and voting at the Annual Meeting, the two nominees for Class I directors receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as Class I directors. Only votes cast for a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form of proxy “FOR” the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Summary of the Proposal

Harris Interactive’s Board is currently divided into three classes, with the classes of directors serving for staggered three-year terms that expire in successive years. Class I currently has three members, George Bell, David Brodsky and Kimberly Till, each of whose term expires as of the date of the Annual Meeting. Mr. Bell declined to stand for re-election in 2009. The Nominating and Governance Committee proposes that the nominees described below, each of whom is currently serving as a Class I director, be re-elected as Class I directors for a term of three years, or in each case until their successors are duly elected and qualified.

Nominees to Board of Directors

			Class and Year in
			Which		Board
Name	Principal Occupation	Director Since	Term Will Expire	Age	Committees

Mr. David Brodsky	Private Investor	2001	Class I 2012	72	Audit, Compensation, Nominating and Governance
Ms. Kimberly Till	President and Chief Executive Officer, Harris Interactive	2008	Class I 2012	53

David Brodsky has served as a director of Harris Interactive since November 2001. Mr. Brodsky was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger under which Total Research Corporation became part of the Company (the “TRC Merger Agreement”). Prior to joining the Board of Directors of Harris Interactive, Mr. Brodsky served as a director of Total Research Corporation from June 1998 through November 2001 and as Chairman and a member of its board of directors from July 1998 to November 2001. Mr. Brodsky has been a private investor for the past ten years and currently serves as a director of Southern Union Company (NYSE: SUG).

Kimberly Till is Harris Interactive’s President and Chief Executive Officer, positions she has held since October 2008. Ms. Till has also been a director of the Company since October 2008. Prior to joining Harris Interactive, Ms. Till, served as President and then CEO, Taylor Nelson Sofres, North America (custom business) from May 2006 to March 2008. From November 2003 to March 2006, Ms. Till served as Vice President, Worldwide Media and Entertainment Group, Communications Sector, Microsoft Corporation. Prior to joining Microsoft, from 2000 to October 2003, Ms. Till served at AOL Time Warner America Online,

Inc., first as Senior Vice President of International Operations and General Manager of AOL International, then as senior strategic financial advisor at the Warner Music Group. In 1990, Ms. Till was selected for the prestigious White House Fellowship, where she served as a Special Assistant to the former U.S. Trade Representative and Secretary of Agriculture and to the Director of the FBI.

Directors Not Standing for Election

The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

			Class and Year
			in Which
	Principal	Director	Term Will		Board
Name	Occupation	Since	Expire	Age	Committees

Mr. George Bell	Special Venture Partner with General Catalyst Partners	2004	Class I 2009	52	Board Chairman, Nominating and Governance(1)
Mr. Steven L. Fingerhood	Managing Partner, ZF Partners, LP	2008	Class III 2011	51	Compensation, Nominating and Governance(1)
Mr. Stephen D. Harlan	Chairman, Harlan Enterprises LLC	2004	Class II 2010	75	Audit (Chair), Nominating and Governance
Mr. James R. Riedman	Chairman, Phoenix Footwear Group, Inc.	1989	Class III 2011	50	Audit, Compensation (Chair), Nominating and Governance
Mr. Howard L. Shecter	Partner, Orrick, Herrington & Sutcliffe LLP	2001	Class II 2010	66	Lead Director, Audit, Compensation, Nominating and Governance (Chair)(1)
Mr. Antoine G. Treuille	Partner, Altamont Capital Partners, LLC	2004	Class II 2010	60	Compensation, Nominating and Governance

(1)	Mr. Bell is not standing for re-election in 2009. Following the Annual Meeting, Mr. Shecter will replace Mr. Bell as Chairman, and Mr. Fingerhood will replace Mr. Shecter as Lead Director.

George Bell has served as a director of Harris Interactive since January 2004. Since April 2005, Mr. Bell has been a Special Venture Partner at General Catalyst Partners, a private equity firm headquartered in Cambridge, Massachusetts that invests in entrepreneurs building technology-enabled companies. Mr. Bell has been involved in the creation and growth of consumer businesses for 25 years. Prior to joining General Catalyst, Mr. Bell served as President and Chief Executive Officer of Upromise, Inc. from June 2001 to January 2005. Prior to joining Upromise, Mr. Bell was Chairman and CEO of Excite@Home, where he led the $7 billion 1999 merger of Excite and@Home. Previously, Mr. Bell was a producer and writer of documentary programs, a winner of four Emmy Awards and a founder of the Outdoor Life cable network.

Steven L. Fingerhood has served as a director of Harris Interactive since April 2008. He is the co-founder and managing partner of ZF Partners, LP, a private investment partnership that makes concentrated investments in software and technology-enabled service companies. Mr. Fingerhood has over twenty years of experience as an entrepreneur, investor and senior executive in the technology and business services industries. Before co-founding ZF Partners, he founded Zero Gravity Technologies Corporation, which developed document security solutions, and served as its Chairman and CEO until its sale to InterTrust Technologies Corporation. Prior to that, he founded and led Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood previously served as an independent director for I-many, Inc. (NASDAQ: IMNY), a provider of enterprise-level contract management software and services.

Stephen D. Harlan has served as a director of Harris Interactive since January 2004. Since 2001, he has been the Chairman of Harlan Enterprises LLC, a specialized real estate firm investing in commercial real estate. Prior to joining Harlan Enterprises, Mr. Harlan was Chairman of the real estate firm H.G. Smithy Co. from 1993 to 2001. Prior to that, he was Vice Chairman of KPMG Peat Marwick, where he also served on

KPMG’s International Council, Board of Directors and Management Committee. In June 1995, President Clinton appointed him to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan currently serves as a director of ING Direct Bank, and Sunrise Senior Living, Inc. (NYSE: SRZ). He is also a director of Medstar Health and a director of the Loughran Foundation.

James R. Riedman has served as a director of Harris Interactive since October 1989. Mr. Riedman currently serves as the Chairman and a member of the board of directors of Phoenix Footwear Group, Inc. (Amex: PXG), a manufacturer of footwear, a position he has held since 1996. He has served as a director of that company since 1993 and served as its Chief Executive Officer from 1996 to June 2004. In addition, Mr. Riedman has served as a principal in CE Capital, LLC since 2001. From 1987 to 2001, Mr. Riedman served as the President of the Riedman Corporation, a real estate holding company and an insurance agency, and he has served as a director of that corporation since 1987 . From April 1984 to January 1987, Mr. Riedman served as Senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning.

Howard L. Shecter has served as a director of Harris Interactive since November 2001. Mr. Shecter was elected to the Board of Directors of Harris Interactive pursuant to the TRC Merger Agreement. Prior to joining the Board of Directors of Harris Interactive, Mr. Shecter served as a director of Total Research Corporation from June 1998 to November 2001. In 2007, Mr. Shecter became a Senior Partner with the law firm of Orrick, Herrington & Sutcliffe LLP. Prior to that time, he was a Senior Partner with the law firm of Morgan, Lewis & Bockius LLP. Mr. Shecter joined that firm in 1968 and served as its Managing Partner from 1979 to 1983 and as Chairman of its Executive Committee in 1985. Mr. Shecter is also a director of Ashbridge Corporation, Ashbridge Investment Management and Heintz Investment Co.

Antoine G. Treuille has served as a director of Harris Interactive since January 2004. Mr. Treuille is currently the President of the French-American Foundation. He also serves as Managing Partner of Altamont Capital Partners, LLC in New York City, a position he has held since June 2006. He continues to serve as Executive Managing Partner of Mercantile Capital Partners in New York City, a position he has held since September 2000. Prior to Mercantile Capital Partners, Mr. Treuille was President of Charter Pacific Corporation, an investment banking firm he founded in New York City, from 1996 to 1998. Before that, he served in executive roles at Desai Capital Management, Entrecanales Y Travora Inc. and Citibank N.A. in New York City, as well as Le Credit Chimique in Paris, France. Mr. Treuille currently serves on the board of Eramet (Paris: ERA). Mr. Treuille formerly served as Chairman of the Board of Loehmanns’ Holdings Inc., as well as Eye Care Centers of America. He is also a former director of the Societe Bic (Paris: BB).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS TO SERVE AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the Annual Meeting and entitled to vote is required for the ratification of the appointment of PricewaterhouseCoopers (“PwC”) as the Company’s independent registered public accounting firm for fiscal 2010. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining whether a quorum is present. Abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Summary of the Proposal

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2010.

If the stockholders do not ratify the selection of PwC, the Audit Committee will consider a change in auditors for the next year. Even if the selection of PwC is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Fees Paid to PwC

The aggregate fees billed by PwC for professional services rendered to the Company for the fiscal years ended June 30, 2009 and 2008 were $707,500 and $1,031,375, respectively. An explanation of such fees is provided in the following table:

	Fiscal
	2009($)(1)	Fiscal 2008($)

Audit Fees	$676,000	$877,100
Audit-Related Fees	1,500	154,275
Tax Fees	30,000	0
All Other Fees	0	0

Total Fees Paid	$707,500	$1,031,375

(1)	The amounts shown above reflect the engagement fees mutually agreed upon by the Audit Committee and PwC in connection with PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2009. Additional amounts related to PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2009 may be proposed to the Audit Committee by PwC. However, such amounts, if any, are unknown as of the date of the filing of this Proxy Statement.

“Audit Fees” include fees billed by PwC for (i) auditing our annual financial statements for the fiscal year, (ii) reviewing our quarterly reports on Form 10-Q, and, (iii) in fiscal 2008, auditing and preparing its attestation report with respect to our internal control over financial reporting. “Audit-Related Fees” include fees for services such as accounting consultations. “Tax Fees” are fees billed for tax services in connection with the preparation of the Company’s federal, state and foreign income tax returns, including extensions and quarterly estimated tax payments, and customary consultation or advice regarding accounting issues, potential transactions or taxes (e.g., tax compliance, tax consulting, or tax planning). “All Other Fees” are fees billed for services not included as Audit Fees, Audit-Related Fees, and Tax Fees.

The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company’s auditors to provide non-audit services. The Audit Committee has delegated authority to members of the Committee to pre-approve non-audit services and any such approvals must be reported at the next meeting of the Audit Committee. The Chairman of the Audit Committee exercised such delegated authority during fiscal 2009, and his action was ratified by the Audit Committee at its next succeeding meeting. The Audit Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to providing audit and audit-related services. The Audit Committee will not engage the independent registered public accounting firm to provide any non-audit services that are prohibited under Section 10A of the Securities Exchange Act and Rule 10A-3 thereunder. No fees were approved by the Audit Committee under the exception provided in Section 10(A)(i)(1)(B) of the Securities Exchange Act during fiscal 2009 or fiscal 2008.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of PwC as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO
2007 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

The Company’s stockholders are being asked to approve an amendment to the Company’s 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”). The proposed amendment would amend Section 13 of the 2007 Purchase Plan to increase the maximum number of shares issuable under the 2007 Purchase Plan from 500,000 to a total of 1,500,000 shares. The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the Annual Meeting and entitled to vote is required for adoption of the amendment to the 2007 Purchase Plan. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The proposed amendment is intended to ensure that the Company is able to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees. The Board of Directors believes that approval of this amendment is in the best interests of Harris Interactive and our stockholders because the availability of an adequate reserve of shares under the 2007 Purchase Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success, as well as encouraging them to be Company stockholders, thereby more closely aligning their long-term interests with those of the stockholders.

New Plan Benefits

The benefits to be received by the Company’s executive officers and employees under the 2007 Purchase Plan are not determinable because, under the terms of the 2007 Purchase Plan, the amounts of future stock purchases are based on elections made by participants. Future purchase prices are not determinable because they are based on the fair market value of the Company’s common stock. No purchase rights have been granted, and no shares have been issued, with respect to the 1,000,000 share increase for which stockholder approval is being sought.

Summary of the Provisions of the 2007 Purchase Plan

The following is a summary of the principal features of the 2007 Purchase Plan. A copy of the 2007 Purchase Plan, including the proposed amendment which is underlined in Section 13(a), is included as Appendix A to this Proxy Statement.

General

Pursuant to the 2007 Purchase Plan, employees of the Company and its subsidiaries may acquire stock ownership interests in the Company. Employees use payroll deductions to acquire shares of the Company’s common stock under the 2007 Purchase Plan. The 2007 Purchase Plan is administered by our Board of Directors.

Eligibility

All individuals who are employees of the Company for tax purposes and whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year are eligible to participate in the 2007 Purchase Plan beginning on the first enrollment date under the 2007 Purchase Plan after satisfying the eligibility requirements. However, an employee is not eligible to participate in the 2007 Purchase Plan if (i) immediately after a purchase under the plan, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (or ownership of such stock would be attributed to the employee), including for purposes of this calculation any stock that the employee may be entitled to purchase under all outstanding options, or (ii) the employee’s rights to purchase stock under all employee stock purchase plans of the Company and any of its subsidiaries accrues at a rate of more than $25,000 worth of stock for each calendar year in which such right is outstanding at any time. As of July 1, 2009, the most recent enrollment date under the 2007 Purchase Plan, approximately 600 of the Company’s employees were eligible to participate in the 2007 Purchase Plan.

Participation in the 2007 Purchase Plan

Eligible employees may participate in the 2007 Purchase Plan by filing a subscription agreement and payroll deduction authorization with the Company. A participant may withdraw from the 2007 Purchase Plan at any time including during offering periods.

Option Grants and Purchase of Shares

A participant may elect to make purchases through payroll deductions of up to 10% of his or her base compensation. Base compensation for purposes of the 2007 Purchase Plan generally includes all base straight time gross earnings and commissions, but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. All payroll deductions must be in increments of 1% of base compensation.

On the first day of each six-month offering period under the 2007 Purchase Plan (the “grant date”), participants are granted an option to purchase at the applicable purchase price up to the number of shares of the Company’s common stock that is equal to (i) the participant’s payroll deductions accumulated prior to the exercise date divided by (ii) the applicable purchase price. The option will be exercised automatically on the last day of the offering period, June 30 and December 31 of each year (the “exercise date”). A participant may not purchase more than 5,000 shares of the Company’s common stock during any particular offering period. No fractional shares will be issued; any payroll deductions not sufficient to purchase a full share will be retained in the participant’s account for the next offering period unless the participant terminates participation in the 2007 Purchase Plan prior to such period. Any other monies left in a participant’s account after the applicable exercise date will be returned to the participant.

Purchase Price

The purchase price per share at which shares are purchased under the 2007 Purchase Plan is an amount equal to 85% of the fair market value of a share of common stock on the applicable grant date or exercise date, whichever is lower.

Termination of Employment

An employee’s participation in the 2007 Purchase Plan will be terminated when the employee (i) ceases to be employed by the Company or its subsidiaries for any reason, or (ii) otherwise ceases to meet the eligibility requirements. Upon a termination of an employee’s participation in the plan, the payroll deductions credited to his or her account during the offering period but not yet used to exercise his or her option to purchase shares will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights relating to the exercise of an option or to receive shares under the 2007 Purchase Plan may be transferred in any way (other than by will or by the laws of descent and distribution to the extent provided by the 2007 Purchase Plan). During a participant’s lifetime, an option to purchase shares under the 2007 Purchase Plan is exercisable only by him or her.

Administration

The Board of Directors administers the 2007 Purchase Plan. The Board of Directors has discretionary authority to interpret the plan, determine eligibility and adjudicate disputes under the 2007 Purchase Plan.

Change in Control/Adjustment

The 2007 Purchase Plan generally provides that, subject to any necessary stockholder approval, the maximum number of shares a participant may be entitled to purchase during a particular offering period, as well as the purchase price and number of shares covered by a particular option, will be adjusted to reflect any increase or decrease in the number of issued and outstanding shares of the Company’s common stock resulting from a stock split, reverse stock split, stock dividend, or similar event. The 2007 Purchase Plan further generally provides that in the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board, and each participant will have the right to exercise in full his or her option to purchase shares to the extent of his or her accrued payroll deductions to date. In the event of a merger or proposed sale of all or substantially all of the assets of the Company, outstanding options will be assumed or substituted by the successor company, but if the successor company refuses to do so, each participant will have the right to exercise in full his or her option to purchase shares to the extent of his or her accrued payroll deductions to date.

Duration, Amendment and Termination

The Board of Directors may terminate or amend the 2007 Purchase Plan at any time. No such termination may affect options previous granted, except that the Board may terminate an offering period on any exercise date if the Board determines that termination of the 2007 Purchase Plan is in the best interests of the Company and its stockholders. The Board may make certain changes to the 2007 Purchase Plan without stockholder approval, including, among others, limiting the frequency or number of payroll deduction rate changes that may be made by participants during an offering period, establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, and establishing such other limitations or procedures as the Board deems advisable in its sole discretion and which are consistent with the terms of the 2007 Purchase Plan. The Board will seek stockholder approval of amendments to the 2007 Purchase Plan to the extent required by applicable law or stock exchange rule.

Summary of Federal Income Tax Consequences of the 2007 Purchase Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2007 Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The 2007 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the IRC. A participant will not have income upon enrolling in the 2007 Purchase Plan or upon purchasing stock at the end of an offering period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the 2007 Purchase Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock at a profit (the sales proceeds exceed the option purchase price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock, then the participant will have compensation income equal to the lesser of: (i) the excess of the fair market value of the stock on the grant date over the option purchase price; and (ii) the participant’s profit. Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (the sales proceeds are less than the option purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the fair market value of the stock on the day he or she purchased the stock less the option purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short term.

There will be no tax consequences to Harris Interactive except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to Section 162(m) of the IRC.

OTHER MATTERS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, by the proxy holders in their discretion.

COPIES OF ANNUAL REPORT ON FORM 10-K

A copy of Harris Interactive’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is also available, without charge, by writing or telephoning to Corporate Secretary, 161 Sixth Avenue, New York, New York 10013; telephone (212) 539-9600. In addition, the report (with exhibits) is available at the SEC’s Internet site (www.sec.gov), and in the Investor Relations section of our website (www.harrisinteractive.com). If requested, the Company also will provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses of furnishing such exhibits.

FUTURE STOCKHOLDER PROPOSALS

Advance Notice Procedures

Under the Company’s Bylaws, no business may be brought before an annual meeting unless:

•	it is specified in the notice of the meeting (which includes stockholder proposals that Harris Interactive is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act); or

•	it is otherwise brought before the meeting by or at the direction of Harris Interactive’s Board of Directors, or by a stockholder entitled to vote who delivered notice to Harris Interactive, containing certain information specified in the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between May 18, 2009 and June 17, 2009 for proposals for the 2009 annual meeting, and between May 17, 2010 and June 16, 2010 for proposals for the 2010 annual meeting.)

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Harris Interactive’s proxy statement, described below.

Additionally, the Company’s Bylaws require stockholders desiring to nominate persons for election to the Board of Directors to deliver notice to the Corporate Secretary, containing certain information specified by the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between May 18, 2009 and June 17, 2009 for the 2009 annual meeting, and between May 17, 2010 and June 16, 2010 for the 2010 annual meeting.)

Stockholder Proposals for the 2010 Annual Meeting

In addition to the advance notice procedures described above, stockholders interested in submitting a proposal for inclusion in the proxy materials for Harris Interactive’s annual meeting of stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Harris Interactive’s Corporate Secretary by May 17, 2010 (which date is 120 days prior to the first anniversary of the date of this Proxy Statement).

Additionally, if a stockholder interested in submitting a proposal for the 2010 annual meeting fails to deliver notice of such stockholder’s intent to make such proposal to the Corporate Secretary between May 17, 2010 and June 16, 2010, then any proxy solicited by management may confer discretionary authority to vote on such proposal.

Appendix A

HARRIS INTERACTIVE INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
(As Amended on          , 2009)

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of Harris Interactive Inc.

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Harris Interactive Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean a period ranging from three (3) months to twenty four (24) months (the precise duration of any Offering Period to be the Offering Period announced at least five (5) days prior to its commencement as set forth in Section 4 of this Plan) during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after the termination date of the previous Offering Period; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the last Trading Day on or before the termination of the duration of such Offering Period selected by the Board. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) “Plan” shall mean this Employee Stock Purchase Plan.

(m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq exchange are open for trading.

3. Eligibility.

(a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and/or of any Subsidiary accrues at a rate which exceeds Twenty Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Notwithstanding the foregoing, the Board may provide from time to time that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

4. Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the termination of the previous Offering Period, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may increase or decrease (including to zero percent) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.  A participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, unless prior to such period the participant has terminated participation in the Plan as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal.  A participant may withdraw from an Offering Period. A participant may terminate participation in the Plan for any future Offering Period by giving written notice of termination to the Company in the form of Exhibit B.

11. Termination of Employment.  Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million five hundred thousand (1,500,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse. Certificates representing shares may contain such legends as may be necessary or appropriate pursuant to applicable securities laws, including any legends relating to restrictions on transfer as may be imposed by the Board pursuant to Section 16 of the Plan.

14. Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect. The Board shall have the power to impose such restrictions on the transfer of shares of Common Stock that may be issued under the Plan during any Offering Period, if such restrictions are announced at least five (5) days prior to the scheduled beginning of the Offering Period to be affected by such restrictions.

17. Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports.  Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has terminated participation in the Plan as provided in Section 10 hereof.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has terminated participation in the Plan as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in the Purchase Price;

(ii) shortening any Offering Period so that Offering Period end on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities

Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan.  The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated under Section 20 hereof

Exhibit A

HARRIS INTERACTIVE INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

☐	Original Application	Enrollment Date:
☐	Change in Payroll Deduction Rate
☐	Change of Beneficiary(ies)

1)          hereby elects to participate in the Harris Interactive Inc. 2007 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the 2007 Employee Stock Purchase Plan.

2) I hereby authorize payroll deductions from each paycheck in the amount of      % of my Compensation on each payday (from 1 to      %) during the Offering Period in accordance with the 2007 Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3) I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the 2007 Employee Stock Purchase Plan. I understand that I may withdraw from an Offering Period and also that any accumulated payroll deductions will be used to automatically exercise my option.

4) I have received a copy of the complete 2007 Employee Stock Purchase Plan. I understand that my participation in the 2007 Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the 2007 Employee Stock Purchase Plan.

5) Shares purchased for me under the 2007 Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): .

6) I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2 year and 1 year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7) I hereby agree to be bound by the terms of the 2007 Employee Stock Purchase Plan, including any restrictions on the transferability of any shares received by me pursuant to the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the 2007 Employee Stock Purchase Plan.

8) In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the 2007 Employee Stock Purchase Plan:

NAME: (Please print)

(First)                      (Middle)                      (Last)

Relationship:

(Address):

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature
(If beneficiary other than spouse)

Exhibit B

HARRIS INTERACTIVE INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF TERMINATION

The undersigned participant in the Offering Period of the Harris Interactive Inc. 2007 Employee Stock Purchase Plan terminates participation in the Plan, effective at the commencement of the next Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the next Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

HARRIS INTERACTIVE INC. 161 SIXTH AVENUE NEW YORK, NY 10013	VOTE BY INTERNET —
www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Harris Interactive Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harris Interactive Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HARIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  HARRIS INTERACTIVE INC.
  The Board of Directors Recommends a Vote “For”
  all Nominees and “For” Proposals 2 and 3
  Vote on Directors

1. Election of Class I Directors:	For	Withhold

David Brodsky	☐	☐
Kimberly Till	☐	☐

Vote on Proposals	For	Against	Abstain

2. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2010	☐	☐	☐

	For	Against	Abstain

3. Approval of an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock reserved for issuance under that plan by 1,000,000 shares	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

           PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY
HARRIS INTERACTIVE INC.
161 SIXTH AVENUE, NEW YORK, NEW YORK 10013
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS
INTERACTIVE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
TUESDAY, OCTOBER 27, 2009
     The undersigned hereby constitutes and appoints Robert J. Cox and Eric W. Narowski, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. (“Harris Interactive”) held of record by the undersigned as of the close of business on September 1, 2009, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 27, 2009 at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time), and at any adjournments thereof.
     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE SET FORTH ON THE REVERSE SIDE IN PROPOSAL 1, FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS HARRIS INTERACTIVE’S AUDITORS FOR FISCAL 2010, FOR PROPOSAL 3 TO APPROVE AN AMENDMENT TO THE COMPANY’S 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK RESERVED FOR ISSUANCE UNDER THAT PLAN BY 1,000,000 SHARES, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Stockholders also have the option of voting by telephone or via the Internet, and may revoke this proxy, following procedures described in the accompanying Proxy Statement.
     The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated September 14, 2009, and a copy of Harris Interactive’s 2009 Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The undersigned hereby revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting.
     PLEASE DATE, SIGN, AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.